   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1996

                                                        FILE NO. 333-02593
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

MCI COMMUNICATIONS CORPORATION                    DELAWARE                                       52-0886267
MCI CAPITAL I                                     DELAWARE                                       52-6793953
MCI CAPITAL II                                    DELAWARE                                TO BE APPLIED FOR
MCI CAPITAL III                                   DELAWARE                                TO BE APPLIED FOR
MCI CAPITAL IV                                    DELAWARE                                TO BE APPLIED FOR
(EXACT NAME OF REGISTRANT AS            (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
 SPECIFIED IN ITS CHARTER)           OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                        1801 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20006
                                (202) 872-1600
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                              MICHAEL H. SALSBURY
                           EXECUTIVE VICE PRESIDENT
                                      AND
                                GENERAL COUNSEL
                        MCI COMMUNICATIONS CORPORATION
                        1801 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20006
                                (202) 872-1600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                  COPIES TO:
          PETER S. KOLEVZON                     ROBERT H. CRAFT, JR.
                                                 SULLIVAN & CROMWELL
         KRAMER, LEVIN,
                                           1701 PENNSYLVANIA AVENUE, N.W.
       NAFTALIS & FRANKEL
           919 THIRD AVENUE                    WASHINGTON, D.C. 20006
       NEW YORK, NEW YORK 10022                    (202) 956-7500
            (212) 715-9100
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED
                                            PROPOSED        MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT         MAXIMUM        AGGREGATE     AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED          REGISTERED     PER UNIT(1)      PRICE(1)         FEE
------------------------------------------------------------------------------------
MCI Communications
 Corporation Junior
 Subordinated Deferrable
 Interest Debentures(2)
------------------------------------------------------------------------------------
MCI Capital I, II, III
 and IV Preferred
 Securities............
------------------------------------------------------------------------------------
MCI Communications
 Corporation Guarantee
 with respect to
 Preferred
 Securities(3)(4)
------------------------------------------------------------------------------------
 Total ................  $750,000,000(5)      100%      $750,000,000(5) $258,621(6)

-------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by MCI Capital I, II, III and IV with the proceeds of the sale of the Preferred Securities.
(3) No separate consideration will be received for the MCI Communications Corporation Guarantee.

(4) This Registration Statement is deemed to cover the MCI Communications Corporation Junior Subordinated Deferrable Interest Debentures, the rights of holders of the MCI Communications Corporation Junior Subordinated Deferrable Interest Debentures under the Indenture, the rights of holders of MCI Capital I, II, III and IV Preferred Securities under each Trust Agreement, the rights of holders of the Preferred Securities under the Guarantees, the Expense Agreement entered into by MCI Communications Corporation under each Trust Agreement and certain backup undertakings as described herein.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the MCI Capital I, II, III and IV Preferred Securities. No separate consideration will be received for any MCI Communications Corporation Guarantees or MCI Communications Corporation Junior Subordinated Deferrable Interest Debentures in connection with an issuance of Preferred Securities by MCI Capital I, II, III or IV.

(6) Previously paid.
                               ----------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO + +WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 20, 1996

               PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED   , 1996

                      24,000,000 PREFERRED SECURITIES

                               MCI CAPITAL I

 % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES A (QUIPS SM )*

            (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)

 GUARANTEED TO THE EXTENT THE SERIES A ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                      MCI COMMUNICATIONS CORPORATION

                                  ----------

  The     % Cumulative Quarterly Income Preferred Securities, Series A (the
"Series A QUIPS"), offered hereby represent undivided beneficial interests in the assets of MCI Capital I, a trust formed under the laws of the State of Delaware (the "Series A Issuer"). MCI Communications Corporation, a Delaware corporation ("MCI"), will be the owner of all of the beneficial interests represented by common securities of the Series A Issuer ("Series A Common Securities"). Wilmington Trust Company is the Property Trustee of the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing the
                                                        (Continued on next page)

                                  ----------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A QUIPS.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                                                                    PROCEEDS TO
                                                                    THE SERIES A
                                       INITIAL PUBLIC UNDERWRITING   ISSUER(2)
                                       OFFERING PRICE COMMISSION(1)     (3)
                                       -------------- ------------- ------------
Per Series A QUIPS....................      $              (2)          $
Total (4).............................     $               (2)         $

-----
(1) The Series A Issuer and MCI have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Series A QUIPS will be used to purchase the Series A QUIDS, the Underwriting Agreement provides that MCI will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein
    of such proceeds, $       per Series A QUIPS (or $       in the aggregate).
    See "Underwriting".

(3) Expenses of the offering, which are payable by MCI, are estimated to be $1,000,000.

(4) The Series A Issuer has granted the Underwriters an option exercisable for 15 days to purchase up to an additional 3,600,000 Series A QUIPS at the initial public offering price per Series A QUIPS solely to cover over-allotments, if any. If such option is exercised in full, the total initial public offering price and proceeds to the Series A Issuer will be $
    and $     , respectively, and the total Underwriters' Compensation paid by
    MCI for arranging the investment will be $   . See "Underwriting".

                                  ----------

  The Series A QUIPS offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A QUIPS will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about
     , 1996, against payment therefor in immediately available funds.
-----
* QUIPS and QUIDS are servicemarks of Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.                                    MERRILL LYNCH & CO.

DEAN WITTER REYNOLDS INC.

       A.G. EDWARDS & SONS, INC.

              LEHMAN BROTHERS

                      PAINEWEBBER INCORPORATED

                              PRUDENTIAL SECURITIES INCORPORATED

                                     SMITH BARNEY INC.

                   LEGG MASON WOOD WALKER, INCORPORATED

                                  ----------

              The date of this Prospectus Supplement is    , 1996.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A QUIPS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(Continued from previous page)

Series A QUIPS and the Series A Common Securities and investing the proceeds
thereof in   % Junior Subordinated Deferrable Interest Debentures, Series A
(the "Series A QUIDS" SM), to be issued by MCI. The Series A QUIDS will mature
on      , 2026, which date may be extended to a date not later than      ,
2045 if certain conditions are met. The Series A QUIPS will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of QUIPS--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series A QUIPS will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and
December of each year, commencing June 30, 1996, at the annual rate of   % of
the liquidation preference of $25 per Series A QUIPS ("Distributions"). MCI has the right to defer payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity (as defined herein) of the Series A QUIDS. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), MCI may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A QUIDS are so deferred, Distributions on the Series A QUIPS will also be deferred and MCI will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to MCI's capital stock or debt securities that rank pari passu with or junior to the Series A QUIDS. During an Extension Period, interest on the Series A QUIDS will continue to accrue (and the amount of Distributions to which holders of the Series A QUIPS
are entitled will accumulate at the rate of   % per annum, compounded
quarterly) and holders of Series A QUIPS will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series A QUIDS--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount".

  MCI has, through the Series A Guarantee, the Trust Agreement, the Series A QUIDS, the Indenture and the Expense Agreement (each, as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A QUIPS. The Series A Guarantee of MCI guarantees the payment of Distributions and payments on liquidation or redemption of the Series A QUIPS, but only in each case to the extent of funds held by the Series A Issuer, as described herein (the "Series A Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If MCI does not make interest payments on the Series A QUIDS held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A QUIPS. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Series A QUIPS may institute a legal proceeding directly against MCI to enforce payment of such Distributions to such holder. The obligations of MCI under the Series A Guarantee and the Series A QUIDS are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of QUIDS--Subordination" in the accompanying Prospectus) of MCI.

  The Series A QUIPS are subject to mandatory redemption, in whole or in part, upon repayment of the Series A QUIDS at maturity or their earlier redemption in an amount equal to the amount of related Series A QUIDS maturing or being redeemed at a redemption price equal to the aggregate liquidation preference of such Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption. The Series A QUIDS are redeemable prior to maturity at
the option of MCI (i) on or after        , 2001, in whole at any time or in
part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event (as defined herein), at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of QUIDS--Redemption" and "Description of Corresponding QUIDS--Optional Redemption" in the accompanying Prospectus.

  At any time, MCI will have the right to terminate the Series A Issuer and cause the Series A QUIDS to be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer. If MCI elects to liquidate the Series A Issuer and thereby causes the Series A QUIDS to be distributed to holders of the Series A QUIPS in liquidation of the Series A Issuer, MCI shall have the right to shorten or extend the maturity of such Series A QUIDS, provided that it can extend the maturity only if certain conditions are met. See "Certain Terms of Series A QUIPS--Special Event Redemption or Distribution of Series A QUIDS".

  The Series A QUIDS are subordinate and junior in right of payment to all Senior Debt of MCI. As of March 31, 1996, MCI had approximately $4 billion aggregate principal amount of Senior Debt outstanding. The terms of the Series A QUIDS place no limitation on the amount of Senior Debt that may be incurred by MCI. MCI is a non-operating holding company and almost all of the operating assets of MCI and its consolidated subsidiaries are owned by such subsidiaries. MCI relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series A QUIDS will be subordinated to all Senior Debt of MCI and effectively subordinated to all existing and future liabilities of MCI's subsidiaries, and holders of Series A QUIDS should look only to the assets of MCI for payments on Series A QUIDS. See "Description of QUIDS--Subordination" in the accompanying Prospectus.

  In the event of the termination of the Series A Issuer, after satisfaction of the creditors of the Series A Issuer as provided by applicable law, the holders of the Series A QUIPS will be entitled to receive a liquidation preference of $25 per Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A QUIDS, subject to certain exceptions. See "Description of QUIPS--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  The Series A QUIPS have been approved for quotation, subject to official notice of issuance, on the Nasdaq National Market. If the Series A QUIDS are distributed to the holders of Series A QUIPS upon the liquidation of the Series A Issuer, MCI will use its best efforts to list the Series A QUIDS on the Nasdaq National Market or the New York Stock Exchange or such other stock exchanges, if any, on which the Series A QUIPS are then listed.

  The Series A QUIPS will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A QUIPS will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A QUIPS in certificated form will not be issued in exchange for the global certificates. See "Description of QUIPS--Book-Entry Issuance" in the accompanying Prospectus.

  The following information supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, including the First Supplemental Indenture relating to the Series A QUIDS, between MCI and Wilmington Trust Company, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement among MCI, as Depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee") and Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the Holders as defined therein. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in this Prospectus Supplement or in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series A QUIPS should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A QUIDS

  The obligations of MCI under the Series A Guarantee issued by MCI for the benefit of the holders of Series A QUIPS are unsecured and rank subordinate and junior in right of payment to all Senior Debt of MCI. The obligations of MCI under the Series A QUIDS are subordinate and junior in right of payment to all such Senior Debt. At March 31, 1996, the Senior Debt of MCI aggregated approximately $4 billion. MCI is a non-operating holding company and almost all of the operating assets of MCI and its consolidated subsidiaries are owned by such subsidiaries. MCI relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series A QUIDS will be effectively subordinated to all existing and future liabilities of MCI's subsidiaries, and holders of Series A QUIDS should look only to the assets of MCI for payments on the Series A QUIDS. Neither the Indenture, the Series A Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by MCI. See "Description of Guarantees--Status of the Guarantees" and "Description of QUIDS--Subordination" in the accompanying Prospectus.

  The ability of the Series A Issuer to pay amounts due on the Series A QUIPS is solely dependent upon MCI making payments on the Series A QUIDS as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  MCI has the right under the Indenture to defer the payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A QUIDS. As a consequence of any such deferral, quarterly Distributions on the Series A QUIPS by the Series A Issuer will be deferred (and the amount of Distributions to which holders of the Series A QUIPS are entitled will
accumulate additional Distributions thereon at the rate of   % per annum,
compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, MCI may not, and may not permit any subsidiary of MCI to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of MCI's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MCI (including other QUIDS) that rank pari passu with or junior in interest to the Series A QUIDS or make any guarantee payments with respect to any guarantee by MCI of the debt securities of any subsidiary of MCI if such guarantee ranks pari passu or junior in interest to the Series A QUIDS (other than (a) dividends or distributions in Common Stock of MCI, (b) redemptions or purchases of any rights pursuant to MCI's Preferred Stock Rights Plan, or any successor to such Preferred Stock Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of MCI's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by MCI or any of its subsidiaries). Prior to the termination of any such Extension Period, MCI may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A QUIDS. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, MCI may elect to begin a new Extension Period subject to the above requirements. See "Certain Terms of Series A QUIPS--Distributions" and "Certain Terms of Series A QUIDS--Option to Extend Interest Payment Period".

  Should an Extension Period occur, a holder of Series A QUIPS will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Series A QUIDS held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of Series A QUIPS will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A QUIPS prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Original Issue Discount" and "--Sale or Redemption of Series A QUIPS".

  MCI has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A QUIDS. However, should MCI elect to exercise such right in the future, the market price of the Series A QUIPS is likely to be affected. A holder that disposes of its Series A QUIPS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A QUIPS. In addition, as a result of the existence of MCI's right to defer interest payments, the market price of the Series A QUIPS (which represent preferred undivided beneficial interests in the Series A QUIDS) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

  Upon the occurrence and continuation of a Special Event (as defined below), MCI has the right to redeem the Series A QUIDS in whole (but not in part) at the redemption price within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Series A QUIPS and Series A Common Securities.

  A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel, rendered by a law firm having a national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A QUIPS under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Series A QUIDS,

(ii) interest payable by MCI on such Series A QUIDS is not, or within 90 days of the date thereof, will not be, deductible by MCI, in whole or in part, for United States federal income tax purposes, or (iii) the Series A Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Series A Issuer of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Series A Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Series A QUIPS.

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series A QUIDS, MCI would be unable to deduct interest on the Series A QUIDS. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. MCI believes that, under current law, it will be able to deduct interest on the Series A QUIDS. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of MCI to deduct interest on the Series A QUIDS. Such a change could give rise to a Tax Event, which may permit MCI to cause a redemption of the Series A QUIPS, as described more fully in the accompanying Prospectus under "Description of QUIPS--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding QUIDS". Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of the Series A QUIPS. See "Certain Federal Income Tax Consequences."

  There can be no assurance as to the market prices for Series A QUIPS or Series A QUIDS that may be distributed in exchange for Series A QUIPS if a liquidation of the Series A Issuer occurs. Accordingly, the Series A QUIPS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A QUIDS that a holder of Series A QUIPS may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A QUIPS offered hereby. In addition, because MCI has the right to shorten or extend the maturity of the Series A QUIDS upon the termination of the Series A Issuer and the distribution of Series A QUIDS to holders of Series A QUIPS, there can be no assurance that MCI will not exercise its option to change the maturity of the Series A QUIDS upon such an event. Because holders of Series A QUIPS may receive Series A QUIDS on termination of the Series A Issuer prospective purchasers of Series A QUIPS are also making an investment decision with regard to the Series A QUIDS and should carefully review all the information regarding the Series A QUIDS contained herein. See "Description of the QUIPS-- Redemption or Exchange--Special Event Redemption or Distribution of Corresponding QUIDS" and "Description of the Corresponding QUIDS--General" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES A GUARANTEE

  The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wilmington Trust Company will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A QUIPS. Wilmington Trust Company will also act as Debenture Trustee for the Series A QUIDS and as Property Trustee and Delaware Trustee under the Trust Agreement. The Series A Guarantee guarantees to the holders of the Series A QUIPS the following payments, to the extent not paid by the Series A Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A QUIPS, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A QUIPS called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A QUIDS are distributed to holders of the Series A QUIPS), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid Distributions to the date of payment to the extent that the Series A Issuer has funds on hand available therefor at such time and
(b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A QUIPS. The holders of not less than a majority in aggregate liquidation amount of the Series A QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A QUIPS may institute a proceeding directly against MCI to enforce its rights under the Series A Guarantee without first instituting a proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If MCI were to default on its obligation to pay amounts payable under the Series A QUIDS, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A QUIPS or otherwise, and, in such event, holders of the Series A QUIPS would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of MCI to pay interest on or principal of the Series A QUIDS on the payment date on which such payment is due and payable, then a holder of Series A QUIPS may directly institute a proceeding for enforcement of payment to such holder of the interest on or principal of such Series A QUIDS having a principal amount equal to the aggregate liquidation preference of the Series A QUIPS of such holder (a "Direct Action"). In connection with such Direct Action, MCI will be subrogated to the rights of such holder of Series A QUIPS under the Trust Agreement to the extent of any payment made by MCI to such holder of Series A QUIPS in such Direct Action. Holders of Series A QUIPS will not be able to exercise directly any other remedy available to the holders of Series A QUIDS or assert directly any other rights in respect of the Series A QUIDS. See "Description of QUIPS-- Enforcement of Certain Rights of Holders of QUIPS", "Description of Guarantees" and "Description of QUIDS--Debenture Events of Default" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A QUIPS by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series A QUIPS will generally have limited voting rights relating only to the modification of the Series A QUIPS and the dissolution, winding-up or liquidation of the Series A Issuer. Holders of Series A QUIPS will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, which voting rights are vested exclusively in the holder of the Series A Common Securities except upon the occurrence of certain events described herein. The Issuer Trustees and MCI may amend the Trust Agreement without the consent of holders of Series A QUIPS to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of QUIPS--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A QUIPS

  The Series A Issuer intends to list the Series A QUIPS on the Nasdaq National Market. The Series A QUIPS may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A QUIDS. A holder of Series A QUIPS that disposes of its Series A QUIPS between record dates for payments of Distributions will nevertheless be required to include in income as ordinary income an amount equal to the accrued but unpaid interest on the Series A QUIDS through the date of disposition and to add such amount to its adjusted tax basis in the Series A QUIPS disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sale or Redemption of Series A QUIPS".

CHANGES IN INDUSTRY; COMPETITION; CAPITAL EXPENDITURES

  The communications services industry is in the process of substantial change, providing significant risks to its participants. Evolving and newly developed technology, emerging significant competition in the market for long-distance and local telecommunications services, the increasing desire of customers to have most or all of their various communications needs fulfilled by one supplier, and the recent enactment of the Telecommunications Act of 1996 (the "Telecommunications Act") are causing companies, including MCI, which offer services primarily in one part of the communication services market, to offer, either directly or in alliance with others, new services to complement their primary services offerings. There can be no assurance that MCI will be able to compete successfully in offering these new services.

  The communications services business is highly competitive and capital intensive. The primary and most vigorous competitor in MCI's core business of providing domestic and international long-distance telecommunication services is the long-distance telecommunications unit of AT&T Corp., which is substantially larger than MCI. MCI anticipates that, as a result of the Telecommunications Act, the Regional Bell Operating Companies (the "RBOCs") will eventually become substantial competitors of MCI for long-distance telecommunication services, especially in their local regions where they have long-standing relationships and substantial capital resources. In addition, MCI competes with Sprint Corporation, other facilities based domestic telecommunications common carriers and numerous resellers of long-distance telecommunication services. As the Telecommunications Act is implemented, companies that operate primarily in a communication services market other than the long-distance telecommunication services market are likely to compete with MCI in the long-distance telecommunication services market. Some of these companies have substantial financial and other resources.

  In April 1996, two separate mergers among four of the seven RBOCs were proposed. While each of these mergers requires the approval of the U.S. Federal Communications Commission, the U.S. Department of Justice and regulatory commissions in a number of states, MCI believes that the consummation of these mergers could adversely affect the development of competition in local telephone markets, and may increase the ability of the companies that result from the mergers, each of which will have substantial financial and other resources, to compete in other telecommunication markets, including MCI's core business of providing long-distance telecommunication services.

  MCI anticipates that it will continue to make substantial capital expenditures in the future. It also may make acquisitions, some of which may be significant, and the funding for which may be generated from internally generated funds, the incurrence of indebtedness, the issuance of equity or a combination thereof. The incurrence of indebtedness to fund capital expenditures or acquisitions and/or the assumption of indebtedness in connection with such acquisitions, which in each case would be senior to the Series A QUIPS and the Series A QUIDS, could result in a downgrading of MCI's credit rating, and, as a result, have an adverse effect upon the market value of the Series A QUIPS and the Series A QUIDS.

                                 MCI CAPITAL I

  MCI Capital I is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by MCI, as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 17, 1996. The Series A Issuer's business and affairs are conducted by the Issuer Trustees: Wilmington Trust Company, as Property Trustee and Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with MCI. The Series A Issuer exists for the exclusive purposes of (i) issuing and selling the Series A QUIPS and Series A Common Securities, (ii) using the proceeds from the sale of Series A QUIPS and Series A Common Securities to acquire Series A QUIDS issued by MCI and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Series A QUIDS will be the sole assets of the Series A Issuer, and payments under the Series A QUIDS will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by MCI. The Series A Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A QUIPS, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of MCI as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A QUIPS. See "Description of QUIPS--Subordination of Common Securities" in the accompanying Prospectus. MCI will acquire Series A Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series A Issuer is 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: Secretary, and its telephone number is
(202) 872-1600. See "The Issuers" in the accompanying Prospectus.

                        MCI COMMUNICATIONS CORPORATION

  MCI Communications Corporation ("MCI"), a Delaware corporation organized in 1968, has its principal executive offices at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, and its telephone number is (202) 872-1600. MCI is a registered service mark of MCI Communications Corporation.

  MCI and its subsidiaries provide a broad range of communication services, including long-distance telecommunication services, local and wireless services and information technology services. The provision of long-distance telecommunication services is the core business of MCI and its subsidiaries. Long-distance telecommunication services comprise a wide spectrum of domestic and international voice and data services, including long-distance telephone services, data communication services, teleconferencing services and electronic messaging services. During each of the last three years, more than 90% of the operating revenues and operating income of MCI and its subsidiaries were derived from its core business. Through its subsidiaries, MCI is the second largest carrier of long-distance telecommunication services in the United States and the third largest carrier of international long-distance telecommunication services in the world.

  The communication services industry is in the process of substantial change, providing significant opportunities and risks to its participants. Evolving and newly developed technology, emerging significant competition in the market for long-distance and local telecommunication services, as well as the increasing desire of customers to have most or all of their various communication needs fulfilled by one supplier, are causing companies, including MCI, which offer services primarily in one part of the communication services market, to offer, either directly or through alliances with others, new services to complement their primary services offerings.

  MCI expects that this expansion into new services will continue and is likely to accelerate as a result of the enactment of the Telecommunications Act in February 1996. Among other things, the Telecommunications Act (i) opens the local services market, currently dominated by the RBOCs, to competition by requiring the RBOCs to sell separately their local services and network elements, such as interconnection and local loops, to their new competitors;
(ii) allows the RBOCs to provide long-distance telecommunication services in their respective regions once they comply with certain requirements that are intended to promote competition for local services; and (iii) allows the RBOCs to offer long-distance telecommunication services outside their respective regions immediately.

  MCI believes that it is positioning itself to capitalize on the opportunities that should be available in the communication services markets. MCI's investment in ventures and developing markets will enable it to offer a variety of local, wireless, information technology and multimedia services. These services, combined with the continued growth and strength of MCI's core business, should enable MCI to compete effectively in these markets and against the RBOCs and any others that seek to enter the long-distance telecommunication services market.

  MCI anticipates that continued substantial capital expenditures will be required to compete effectively in these markets. Competition from AT&T Corp., the RBOCs and others significantly larger than MCI, in financial and other resources, will be intense. Due to the rapidly changing nature of these markets and the other factors summarized above, it is not possible to predict the level of its future success, but MCI believes that it will compete effectively in providing its services.

  MCI's assets consist principally of the stock of and advances to its subsidiaries. Almost all of the operating assets of MCI and its consolidated subsidiaries are owned by such subsidiaries and MCI relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. As of March 31, 1996, MCI had approximately $4 billion aggregate principal amount of Senior Debt outstanding. The Series A QUIDS will be effectively subordinated to all existing and future liabilities of MCI's subsidiaries, and holders of the Series A QUIDS should look only to the assets of MCI for payments on the Series A QUIDS. Neither the Indenture, the Series A Guarantee nor the Trust Agreement will place any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by MCI.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges for MCI and its subsidiaries for the periods indicated:

                                         THREE MONTHS
                                             ENDED
                                           MARCH 31,   YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1996   1995  1995 1994 1993 1992 1991
                                         ------ ------ ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges......   5.46   5.53 3.34 4.82 4.12 3.63 3.37

  For purposes of this ratio, earnings are calculated by adding fixed charges (excluding capitalized interest) to income before income taxes and extraordinary item. Fixed charges consist of interest on indebtedness (including amortization of debt discount and premium) and the portion of rental expense representative of an interest factor.

                                USE OF PROCEEDS

  All of the proceeds from the sale of Series A QUIPS will be invested by the Series A Issuer in Series A QUIDS. MCI intends that the proceeds from the sale of such Series A QUIDS will be added to its general corporate funds and will be used for general corporate purposes. Until so utilized, the net proceeds will be invested in income producing securities.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of MCI and its subsidiaries as of March 31, 1996 and as adjusted to give effect to the consummation of the offering of the Series A QUIPS, without giving effect to any exercise of the Underwriters' over-allotment option. The following data should be read in conjunction with the consolidated financial statements and notes thereto of MCI and its subsidiaries incorporated herein by reference.

                                                        AS OF MARCH 31, 1996
                                                        -----------------------
                                                                        AS
                                                         ACTUAL      ADJUSTED
                                                        ----------  -----------
                                                           (IN MILLIONS)
DEBT (1):
Secured debt:
  Capital lease obligations............................ $      552  $      552
  Other secured obligations............................         38          38
                                                        ----------  ----------
    Total secured debt.................................        590         590
Unsecured debt:
  Senior notes, net....................................      1,486       1,486
  Senior debentures, net...............................        884         884
  Commercial paper and bank credit facility
   borrowings..........................................        919         919
  Other unsecured debt.................................        172         172
                                                        ----------  ----------
    Total unsecured debt...............................      3,461       3,461
                                                        ----------  ----------
      Total debt....................................... $    4,051  $    4,051
                                                        ==========  ==========
Company Obligated Mandatorily Redeemable Preferred
 Securities of Subsidiary Trust Holding Solely Junior
 Subordinated Debentures of the Company(2).............        --          600

STOCKHOLDERS' EQUITY:
  Class A common stock, $.10 par value, authorized 500
   million shares, issued 136 million shares........... $       14  $       14
  Common stock, $.10 par value, authorized 2 billion
   shares, issued 593 million shares...................         60          60
  Additional paid in capital...........................      6,421       6,421
  Retained earnings....................................      4,358       4,358
  Treasury stock, at cost, 38 million shares...........       (897)       (897)
                                                        ----------  ----------
    Total stockholders' equity.........................      9,956       9,956
                                                        ----------  ----------
      Total capitalization.............................    $14,007  $   14,607
                                                        ==========  ==========

--------

(1) See Note 9 of Notes to Consolidated Financial Statements on pages 22 through 24 of MCI's 1995 Annual Report to Stockholders, which is included in Exhibit 13 to MCI's Annual Report on Form 10-K for the year ended December 31, 1995, for additional information concerning MCI's debt and capital lease obligations, which are obligations of subsidiaries of MCI that are guaranteed by MCI. Interest rates on capital lease obligations, on a weighted average basis, approximated 8.8% per annum at March 31, 1996.

(2) As described herein, all of the assets of the Series A Issuer will be $
    of  % Junior Subordinated Deferrable Interest Debentures, Series A, issued
    by MCI to the Series A Issuer. The Series A QUIDS will mature on      ,
    2026, which date may be extended to a date not later than       , 2045 if
    certain conditions are met. MCI owns all of the Series A Common Securities of the Series A Issuer.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of MCI and, accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of MCI. The Series A QUIPS will be presented as a separate line item in the consolidated balance sheet of MCI and appropriate disclosures about the Series A QUIPS, the Series A Guarantee and the Series A QUIDS will be included in the notes to the consolidated financial statements. For financial reporting purposes, MCI will record Distributions payable on the Series A QUIPS as an expense.

                        SELECTED FINANCIAL INFORMATION

  The following selected financial data for the five years ended December 31, 1995 are derived from the consolidated audited financial statements of MCI and its subsidiaries. The following selected financial data for the periods ended and as of March 31, 1996 and 1995 have been derived from financial statements of the Company that have not been audited, but that, in the opinion of the management of the Company, reflect all adjustments necessary for the fair presentation of such data for the interim periods. The results of operations for the quarter ended March 31, 1996 are not necessarily indicative of the results of operations for the full year. The following amounts should be read in conjunction with the consolidated financial statements and notes thereto of MCI incorporated herein by reference to MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                        SELECTED FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                           THREE MONTHS
                               ENDED
                             MARCH 31,               YEAR ENDED DECEMBER 31,
                          ----------------  ----------------------------------------------
                           1996     1995      1995      1994      1993     1992     1991
                          -------  -------  --------  --------  --------  -------  -------
INCOME STATEMENT DATA:
Revenue.................  $ 4,491  $ 3,561  $ 15,265  $ 13,338  $ 11,921  $10,562  $ 9,491
Total operating
 expenses...............    3,910    3,131   (14,147)  (11,882)  (10,653)  (9,351)  (8,400)
Income from operations..      581      430     1,118     1,456     1,268    1,211    1,091
Equity in income
 (losses) of affiliated
 companies..............      (55)     (29)     (187)       (4)       (2)      (2)      (1)
Income before
 extraordinary item.....      295      244       548       795       627      609      551
                          -------  -------  --------  --------  --------  -------  -------
Net income..............  $   295  $   244  $    548  $    795  $    582  $   609  $   551
                          =======  =======  ========  ========  ========  =======  =======
Earnings applicable to
 common stockholders....  $   295  $   244  $    548  $    794  $    581  $   589  $   522
                          =======  =======  ========  ========  ========  =======  =======
Earnings per common and
 common equivalent
 share..................  $   .42  $   .36  $    .80  $   1.32  $   1.04  $  1.11  $  1.00
Cash dividends per
 share..................      --       --        .05       .05       .05      .05      .05
BALANCE SHEET DATA (AT
 PERIOD END):
Gross investment in
 property and
 equipment..............  $16,357  $14,099  $ 15,547  $ 13,408  $ 11,618  $10,316  $ 9,684
Total assets............   19,983   16,839    19,301    16,366    11,276    9,678    8,834
Long-term debt..........    3,579    2,936     3,444     2,997     2,366    3,432    3,104
Stockholders' equity....    9,956    9,239     9,602     9,004     4,713    3,150    2,959
CASH FLOW DATA:
Cash from operating
 activities.............  $   670  $   535  $  2,979  $  2,355  $  1,978  $ 1,726  $ 1,271
Capital expenditures for
 property and
 equipment..............      782      713     2,866     2,897     1,733    1,272    1,377
Acquisition
 (disposition) of
 businesses and
 investment in
 affiliates and News
 Corp...................       12       27     2,737       284         8      (22)     --

                        CERTAIN TERMS OF SERIES A QUIPS

GENERAL

  The following summary of certain terms and provisions of the Series A QUIPS supplements the description of the terms and provisions of the QUIPS set forth in the accompanying Prospectus under the heading "Description of QUIPS", to which description reference is hereby made. This summary of certain terms and provisions of the Series A QUIPS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

DISTRIBUTIONS

  The Series A QUIPS represent undivided beneficial interests in the assets of the Series A Issuer, and Distributions on each Series A QUIPS will be payable
at the annual rate of    % of the stated liquidation preference of $25,
payable quarterly in arrears on March 31, June 30, September 30 and December
31 of each year. Distributions will accumulate from    , 1996, the date of
original issuance. The first Distribution payment date for the Series A QUIPS will be June 30, 1996. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A QUIPS is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of QUIPS--Distributions" in the accompanying Prospectus.

  So long as no Event of Default under the Indenture has occurred and is continuing, MCI has the right under the Indenture to defer the payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A QUIDS. As a consequence of any such election, quarterly Distributions on the Series A QUIPS will be deferred by the Series A Issuer during any such Extension Period. Distributions to which holders of the Series A QUIPS are entitled will accumulate additional Distributions thereon at the rate per
annum of    % thereof, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, MCI may not, and may not permit any subsidiary of MCI to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of MCI's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MCI (including other QUIDS) that rank pari passu with or junior in interest to the Series A QUIDS or make any guarantee payments with respect to any guarantee by MCI of the debt securities of any subsidiary of MCI if such guarantee ranks pari passu or junior in interest to the Series A QUIDS (other than (a) dividends or distributions in Common Stock of MCI, (b) redemptions or purchases of any rights pursuant to MCI's Preferred Stock Rights Plan, or any successor to such Preferred Stock Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of MCI's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by MCI or any of its subsidiaries). Prior to the termination of any such Extension Period, MCI may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A QUIDS. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, MCI may elect to begin a new Extension Period. See "Certain Terms of the Series A QUIDS--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount".

  MCI has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A QUIDS.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series A QUIDS, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series A QUIPS and Series A Common Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price (the "Redemption Price"), with respect to the Series A QUIPS, equal to the aggregate liquidation preference of such Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of QUIPS-- Redemption or Exchange" in the accompanying Prospectus and "Certain Terms of Series A QUIDS--Redemption".

  MCI will have the right to redeem the Series A QUIDS (i) on or after    ,
2001, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or
(ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined in the accompanying Prospectus, and as so collectively defined, a "Special Event"), at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to conditions described under "Description of QUIDS--Redemption" and "Description of Corresponding QUIDS-- Optional Redemption" in the accompanying Prospectus.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF SERIES A QUIDS

  If a Special Event shall occur and be continuing, MCI will have the right to redeem the Series A QUIDS in whole (but not in part) and thereby cause a mandatory redemption of the Series A QUIPS in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, MCI will have the right to terminate the Series A Issuer and, after satisfaction of the liabilities of creditors of the Series A Issuer as provided by applicable law, cause the Series A QUIDS to be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer. Under current United States federal income tax law and interpretations and assuming, as expected, the Series A Issuer is treated as a grantor trust, a distribution of the Series A QUIDS should not be a taxable event to holders of the Series A QUIPS. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Series A QUIPS. See "Certain Federal Income Tax Consequences--Distribution of Series A QUIDS to Holders of Series A QUIPS". If MCI does not elect either option described above, the Series A QUIPS will remain outstanding until the repayment of the Series A QUIDS.

  If MCI elects to liquidate the Series A Issuer and thereby causes the Series A QUIDS to be distributed to holders of the Series A QUIPS in liquidation of the Series A Issuer, MCI shall have the right to shorten or extend the maturity of such Series A QUIDS, provided that it can extend the maturity only if certain conditions are met. See "Description of QUIPS--Redemption or Exchange--Extension of Maturity of Corresponding QUIDS" in the accompanying Prospectus and "Certain Terms of Series A QUIDS--General".

LIQUIDATION VALUE

  The amount payable on the Series A QUIPS in the event of any liquidation of the Series A Issuer is $25 per Series A QUIPS plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series A QUIDS, subject to certain exceptions. See "Description of QUIPS-- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

                        CERTAIN TERMS OF SERIES A QUIDS

GENERAL

  The following summary of certain terms and provisions of the Series A QUIDS supplements the description of the terms and provisions of the Corresponding QUIDS set forth in the accompanying Prospectus under the headings "Description of QUIDS" and "Description of Corresponding QUIDS", to which description reference is hereby made. The summary of certain terms and provisions of the Series A QUIDS set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

  Concurrently with the issuance of the Series A QUIPS, the Series A Issuer will invest the proceeds thereof and the consideration paid by MCI for the Series A Common Securities in the Series A QUIDS issued by MCI. The Series A
QUIDS will bear interest at the annual rate of    % of the principal amount
thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 1996, to the person in whose name each Series A QUIDS is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, each Series A QUIDS will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A QUIPS. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A QUIDS is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at
the rate per annum of    % thereof, compounded quarterly. The term "interest"
as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series A QUIDS will be issued as a series of QUIDS under the Indenture.
The Series A QUIDS will mature on    , 2026, which date may be extended at any
time at the election of MCI for one or more periods, but in no event to a date
later than      , 2045 (such date, as it may be extended, the "Stated
Maturity"), provided that at the time such election is made and at the time of extension (i) MCI is not in bankruptcy, otherwise insolvent or in liquidation,
(ii) MCI is not in default in the payment of any interest or principal on the Series A QUIDS, (iii) the Series A Issuer is not in arrears on payments of Distributions on the Series A QUIPS and no deferred Distributions are accumulated, (iv) the Series A QUIDS are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Stated Maturity is no later than the 49th anniversary of the initial issuance of the Series A QUIPS; provided, however, that, if MCI exercises its right to liquidate the Series A Issuer and distribute the Series A QUIDS, effective upon such exercise the Stated Maturity of the Series A QUIDS may be changed to any date elected by MCI that is (i) no earlier than the date five years after the initial issuance of the Series A QUIPS and (ii) no later than the date 30 years (plus an extended term of up to an additional 19 years if the above-referenced conditions are satisfied) after the date of the initial issuance of the Series A QUIPS.

  The Series A QUIDS will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of MCI. See "Description of QUIDS-- Subordination" in the accompanying Prospectus. MCI is a non-operating holding company and almost all of the operating assets of MCI and its consolidated subsidiaries are owned by such subsidiaries. MCI relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series A QUIDS will be subordinated to all Senior Debt of MCI and effectively subordinated to all existing and future liabilities of MCI's subsidiaries, and holders of Series A QUIDS should look only to the assets of MCI for payments on the Series A QUIDS. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of MCI, whether under the Indenture or any existing or other indenture that MCI may enter into in the future or otherwise, including MCI's Senior and Subordinated Indentures entered into with Citibank, N.A. and Bankers Trust Company, respectively. See "Description of QUIDS-- Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Event of Default under the Indenture has occurred and is continuing, MCI has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A QUIDS. At the end of such Extension Period, MCI must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series A QUIDS (or holders of Series A QUIPS while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount".

  During any such Extension Period, MCI may not, and may not permit any subsidiary of MCI to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of MCI's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MCI (including other QUIDS) that rank pari passu with or junior in interest to the Series A QUIDS or make any guarantee payments with respect to any guarantee by MCI of the debt securities of any subsidiary of MCI if such guarantee ranks pari passu or junior in interest to the Series A QUIDS (other than (a) dividends or distributions in common stock of MCI, (b) redemptions or purchases of any rights pursuant to MCI's Preferred Stock Rights Plan, or any successor to such Preferred Stock Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of MCI's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by MCI or any of its subsidiaries). Prior to the termination of any such Extension Period, MCI may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A QUIDS. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, MCI may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. MCI must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series A QUIPS would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Series A QUIPS of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of MCI's election to begin a new Extension Period to the holders of the Series A QUIPS. See "Description of QUIDS--Option to Extend Interest Payment Period" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges ("Additional Sums") as a result of a Tax Event, MCI will pay as additional amounts on the Series A QUIDS such amounts as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Description of QUIPS-- Redemption or Exchange--Special Event Redemption or Distribution of Corresponding QUIDS" in the accompanying Prospectus.

REDEMPTION

  The Series A QUIDS are redeemable prior to maturity at the option of MCI (i)
on or after    , 2001, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time in whole (but not in part), upon the occurrence and continuation of a Special Event, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description ofQUIDS-- Redemption" and "Description of Corresponding QUIDS--Optional Redemption" in the accompanying Prospectus.

DISTRIBUTIONS OF SERIES A QUIDS

  Under certain circumstances involving the termination of the Series A Issuer, Series A QUIDS may be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A QUIPS in liquidation, the Series A QUIDS will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A QUIPS, will act as depositary for the Series A QUIDS. It is anticipated that the depositary arrangements for the Series A QUIDS would be substantially identical to those in effect for the Series A QUIPS. If the Series A QUIDS are distributed to the holders of Series A QUIPS upon the liquidation of the Series A Issuer, MCI will use its best efforts to list the Series A QUIDS on the Nasdaq National Market or the New York Stock Exchange or such other stock exchanges, if any, on which the Series A QUIPS are then listed. There can be no assurance as to the market price of any Series A QUIDS that may be distributed to the holders of Series A QUIPS. For a description of DTC and the terms of the depositary matters, see "Description of QUIPS--Book-Entry Issuance" in the accompanying Prospectus.

REGISTRATION OF SERIES A QUIDS

  A global security shall be exchangeable for Series A QUIDS registered in the names of persons other than DTC or its nominee only if (i) DTC notifies MCI that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depository, (ii) MCI in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series A QUIDS are issued in definitive form, such Series A QUIDS will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A QUIDS represented by a global security will be made to DTC, as the depositary for the Series A QUIDS. In the event Series A QUIDS are issued in definitive form, principal and interest will be payable, the transfer of the Series A QUIDS will be registrable, and Series A QUIDS will be exchangeable for Series A QUIDS of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in Wilmington, Delaware, or at the offices of any paying agent or transfer agent appointed by MCI, provided that payment of interest may be made at the option of MCI by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A QUIDS are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of QUIPS-- Book-Entry Issuance" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A QUIPS. This summary only addresses the tax consequences to a person that acquires Series A QUIPS on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series A QUIPS, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A QUIPS as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series A QUIPS as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Kramer, Levin, Naftalis & Frankel, special counsel to MCI and the Series A Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A QUIPS. In particular, legislation has been proposed that could adversely affect MCI's ability to deduct interest on the Series A QUIDS, which may in turn permit MCI to cause a redemption of the Series A QUIPS. See "--Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A QUIPS may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A QUIPS, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES A ISSUER

  Under current law and assuming compliance with the terms of the Trust Agreement and certain other documents, the Series A Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series A QUIPS (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series A QUIDS. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the original issue discount accrued with respect to the Series A QUIDS whether or not cash is actually distributed to the Securityholders. See "--Original Issue Discount." No amount included in income with respect to the Series A QUIPS will be eligible for the dividends-received deduction.

ORIGINAL ISSUE DISCOUNT

  Under the Indenture, MCI has the right to defer the payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A QUIDS. Because of this option, all interest payable on the Series A QUIDS will be treated as "original issue discount" ("OID") for federal income tax purposes. Accordingly, a Securityholder will recognize income (in the form of OID) on a daily basis under a constant yield method over the term of the Series A QUIDS (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable. (Subsequent uses of the term "interest" in this summary shall include income in the form of OID.)

  As a result, Securityholders of record during an Extension Period will include interest in gross income in advance of the receipt of cash, and any Securityholders who dispose of Series A QUIPS prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Series A Issuer. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Series A QUIPS, and the amount of Distributions received by a Securityholder will reduce such Securityholder's tax basis in its Series A QUIPS.

DISTRIBUTION OF SERIES A QUIDS TO HOLDERS OF SERIES A QUIPS

  Under current law, a distribution by the Series A Issuer of the Series A QUIDS as described under the caption "Certain Terms of Series A QUIPS-- Redemption or Exchange--Special Event Redemption or Distribution of Corresponding QUIDS" will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Series A QUIDS previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A QUIPS before such distribution. A Securityholder will accrue interest in respect of Series A QUIDS received from the Series A Issuer in the manner described above under "--Original Issue Discount".

SALES OR REDEMPTION OF SERIES A QUIPS

  Gain or loss will be recognized by a Securityholder on a sale of Series A QUIPS (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Series A QUIPS sold or so redeemed. Gain or loss recognized by a Securityholder on Series A QUIPS held for more than one year will generally be taxable as long-term capital gain or loss.

  The Series A QUIPS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A QUIDS. A Securityholder that disposes of its Series A QUIPS between record dates for payments of Distributions will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Series A QUIDS through the date of disposition and to add such amount to its adjusted tax basis in its Series A QUIPS disposed of. Such Securityholder will recognize a capital loss on the disposition of its Series A QUIPS to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis in the Series A QUIPS (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of OID accrued on the Series A QUIPS held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series A QUIPS to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series A QUIDS, MCI would be unable to deduct interest on the Series A QUIDS. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. MCI believes that, under current law, it will be able to deduct interest on the Series A QUIDS. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of MCI to deduct interest on the Series A QUIDS. Such a change could give rise to a Tax Event, which may permit MCI to cause a redemption of the Series A QUIPS, as described more fully in the accompanying Prospectus under "Description of QUIPS--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding QUIDS". Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Series A QUIPS.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, MCI and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Lehman Brothers Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as representatives, has severally agreed to purchase from the Series A Issuer the respective number of Series A QUIPS set forth opposite its name below:

                                                                      NUMBER OF
                                                                       SERIES A
                              UNDERWRITER                               QUIPS
                              -----------                             ----------
   Goldman, Sachs & Co. .............................................
   Merrill Lynch, Pierce, Fenner & Smith
        Incorporated.................................................
   Dean Witter Reynolds Inc. ........................................
   A.G. Edwards & Sons, Inc. ........................................
   Lehman Brothers Inc. .............................................
   PaineWebber Incorporated..........................................
   Prudential Securities Incorporated................................
   Smith Barney Inc. ................................................
   Legg Mason Wood Walker, Incorporated..............................





                                                                      ----------
     Total........................................................... 24,000,000
                                                                      ==========

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A QUIPS offered hereby, if any are taken.

  The Underwriters propose to offer the Series A QUIPS in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such
price less a concession of $   per Series A QUIPS. The Underwriters may allow,
and such dealers may reallow, a concession not to exceed $   per Series A
QUIPS to certain brokers and dealers. After the Series A QUIPS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Series A Issuer has granted the Underwriters an option exercisable for 15 days after the date of this Prospectus Supplement to purchase up to an aggregate of 3,600,000 additional Series A QUIPS solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Series A QUIPS to be purchased by each of them, as shown in the foregoing table, bears to the 24,000,000 Series A QUIPS offered.

  In view of the fact that the proceeds from the sale of the Series A QUIPS will be used to purchase the Series A QUIDS issued by MCI, the Underwriting Agreement provides that MCI will pay as Underwriters' Compensation for the Underwriters' arranging the investment therein of such proceeds an amount of
$   per Series A QUIPS for the accounts of the several Underwriters.

  MCI and the Series A Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series A QUIPS, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any QUIPS, any other beneficial interests in the assets of the Series A Issuer, or any preferred securities or any other securities of the Series A Issuer or MCI which are substantially similar to the Series A QUIPS, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Series A Issuer or MCI, without the prior written consent of the representatives, except for the Series A QUIPS offered in connection with the offering.

  Prior to this offering, there has been no public market for the Series A QUIPS. The Series A QUIPS have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance. The representatives of the Underwriters have advised MCI that they intend to make a market in the Series A QUIPS prior to commencement of trading on the Nasdaq National Market, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A QUIPS.

  MCI and the Series A Issuer have agreed to indemnify the several Underwriters against and contribute toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to MCI and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                                LEGAL OPINIONS

  Certain matters of Delaware law relating to the legality of the Series A QUIPS, the validity of the Trust Agreement and the formation of the Series A Issuer will be passed upon by Richards, Layton & Finger, special Delaware Counsel to MCI and the Series A Issuer. The legality of the Series A Guarantee and the Series A QUIDS will be passed upon for MCI by Kramer, Levin, Naftalis & Frankel, and for the Underwriters by Sullivan & Cromwell, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for MCI by Kramer, Levin, Naftalis & Frankel.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 20, 1996
                                  $750,000,000

    MCI COMMUNICATIONS                  MCI CAPITAL I
        CORPORATION                     MCI CAPITAL II
    JUNIOR SUBORDINATED                 MCI CAPITAL III
        DEFERRABLE                      MCI CAPITAL IV
    INTEREST DEBENTURES      PREFERRED SECURITIES GUARANTEED TO THE EXTENT
                               THE ISSUER HAS FUNDS AS SET FORTH HEREIN BY
                                     MCI COMMUNICATIONS CORPORATION

  MCI Communications Corporation, a Delaware corporation ("MCI"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "QUIDS"). The QUIDS will be unsecured and subordinate and junior in right of payment to Senior Debt (as defined in "Description of QUIDS--Subordination") of MCI. If provided in an accompanying Prospectus Supplement, MCI will have the right to defer payments of interest on any series of QUIDS at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the QUIDS) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of QUIDS--Option to Extend Interest Payments".

  MCI Capital I, MCI Capital II, MCI Capital III and MCI Capital IV, each a trust formed under the laws of the State of Delaware (each, an "Issuer", and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "QUIPS") representing preferred undivided beneficial interests in the assets of such Issuer. MCI will be the owner of the common securities (the "Common Securities") of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the QUIPS of each Issuer and payments on liquidation or redemption with respect to such QUIPS, in each case to the extent of funds held by such Issuer, are each irrevocably guaranteed by MCI as described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of MCI under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of MCI. Concurrently with the issuance by an Issuer of its QUIPS, such Issuer will invest the proceeds thereof and any contributions made by MCI in respect of MCI's purchase of the Common Securities in a corresponding series of MCI's QUIDS (the "Corresponding QUIDS") with terms corresponding to the terms of that Issuer's QUIPS. The Corresponding QUIDS will be the sole assets of each Issuer, and payments under the Corresponding QUIDS and the Expense Agreement (as defined herein) will be the only revenue of each Issuer. MCI may redeem the Corresponding QUIDS (and cause the redemption of the related QUIPS) or may terminate each Issuer and cause the Corresponding QUIDS to be distributed to the holders of QUIPS in liquidation of their interests in such Issuer. See "Description of QUIPS--Liquidation Distribution Upon Termination".

  Holders of the QUIPS will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, MCI will have the right to defer payments of interest on any series of Corresponding QUIDS at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding QUIDS). If interest payments are so deferred, Distributions on the corresponding series of QUIPS will also be deferred, and MCI will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to MCI's capital stock or debt securities that rank pari passu with or junior to the Corresponding QUIDS. During an Extension Period, interest on the Corresponding QUIDS will continue to accrue (and the amount of Distributions to which holders of the QUIPS are entitled will accumulate at the rate per annum set forth in the related Prospectus Supplement). See "Description of QUIPS--Distributions".

  Taken together, MCI's obligations under each series of QUIDS, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in

                                                        (Continued on next page)
                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                The date of this Prospectus is May  , 1996.

(Continued from previous page)

the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of QUIPS. See "Relationship Among the QUIPS, the Corresponding QUIDS and the Guarantees--Full and Unconditional Guarantee".

  The QUIDS and QUIPS may be offered in amounts, at prices and on terms to be determined at the time of offering, provided that the aggregate initial public offering price of all QUIDS (other than Corresponding QUIDS) and QUIPS issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $750,000,000. Certain specific terms of the QUIDS or QUIPS in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of QUIDS, the specific designation, aggregate principal amount, denominations, maturity (including any extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, terms of redemption, if any, sinking fund provisions, if any, terms for conversion or exchange, if any, into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of QUIPS, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the QUIDS or QUIPS.

  The QUIDS and QUIPS may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of QUIDS or QUIPS in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the QUIDS or QUIPS will be listed on any national securities exchange or the Nasdaq National Market. If the QUIDS or QUIPS are not listed on any national securities exchange or the Nasdaq National Market, there can be no assurance that there will be a liquid secondary market for the QUIDS or QUIPS.

  This Prospectus may not be used to consummate sales of QUIDS or QUIPS unless accompanied by a Prospectus Supplement.

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCI, ANY OF THE ISSUERS OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MCI SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

  MCI International, Inc. provides telecommunication services between the United States and Cuba pursuant to an operating agreement with Empressa de Telecomunications de Cuba, S.A. pursuant to an authorization of the United States Department of the Treasury under the Office of Foreign Assets Control License C-16420. This information is accurate as of the date of this Prospectus. Current information concerning MCI's business dealings with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Florida Department of Banking and Finance, The Capitol, Tallahassee, Florida 32399-0350, telephone (904) 488-9805.

                             AVAILABLE INFORMATION

  MCI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by MCI with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

  MCI and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus and the accompanying Prospectus Supplement omit, in accordance with the rules and regulations of the Commission, certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein for further information with respect to MCI, the Issuers and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

  No separate financial statements of any Issuer have been included herein. MCI and the Issuers do not consider that such financial statements would be material to holders of the QUIPS because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding QUIDS of MCI and issuing the QUIPS and Common Securities. See "The Issuers", "Description of QUIPS", "Description of Guarantees" and "Description of Corresponding QUIDS".

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, previously filed by MCI with the Commission, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

  Each document filed by MCI with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  MCI will provide without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to the Secretary, MCI Communications Corporation, 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006 (telephone: (202) 872-1600).

                        MCI COMMUNICATIONS CORPORATION

  MCI Communications Corporation ("MCI"), a Delaware corporation organized in 1968, has its principal executive offices at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006 and its telephone number is (202) 872-1600. MCI is a registered service mark of MCI Communications Corporation.

  MCI and its subsidiaries provide a broad range of communication services, including long-distance telecommunication services, local and wireless services and information technology services. The provision of long-distance telecommunication services is the core business of MCI and its subsidiaries. Long-distance telecommunication services comprise a wide spectrum of domestic and international voice and data services, including long-distance telephone services, data communication services, teleconferencing services and electronic messaging services. During each of the last three years, more than 90% of the operating revenues and operating income of MCI and its subsidiaries were derived from this core business. Through its subsidiaries MCI is the second largest carrier of long-distance telecommunication services in the United States and the third largest carrier of international long-distance telecommunication services in the world.

  The communication services industry is in the process of substantial change, providing significant opportunities and risks to its participants. Evolving and newly developed technology, emerging significant competition in the market for long-distance and local telecommunication services, as well as the increasing desire of customers to have most or all of their various communication needs fulfilled by one supplier, are causing companies, including MCI, which offer services primarily in one part of the communication services market, to offer, either directly or through alliances with others, new services to complement their primary services offerings.

  MCI expects that this expansion into new services will continue and is likely to accelerate as a result of the enactment of the Telecommunications Act of 1996 (the "Telecommunications Act") in February 1996. Among other things, the Telecommunications Act (i) opens the local services market, currently dominated by the Regional Bell Operating Companies (the "RBOCs"), to competition by requiring the RBOCs to sell separately their local services and network elements, such as interconnection and local loops, to their new competitors; (ii) allows the RBOCs to provide long-distance telecommunication services in their respective regions once they comply with certain requirements that are intended to promote competition for local services; and
(iii) allows the RBOCs to offer long-distance telecommunication services outside their respective regions immediately.

  MCI believes that it is positioning itself to capitalize on the opportunities that should be available in the communication services markets. MCI's investment in ventures and developing markets will enable it to offer a variety of local, wireless, information technology and multimedia services. These services, combined with the continued growth and strength of MCI's core business, should enable MCI to compete effectively in these markets and against the RBOCs and any others that seek to enter the long-distance telecommunication services market. There can be no assurance, however, that MCI will be able to do so.

  MCI anticipates that continued substantial capital expenditures will be required to compete effectively in these markets. Competition from AT&T Corp., the RBOCs and others significantly larger than MCI, in financial and other resources, will be intense. Due to the rapidly changing nature of these markets and the other factors summarized above, it is not possible to predict the level of its future success, but MCI believes that it will compete effectively in providing its services.

  MCI's assets consist principally of the stock of and advances to its subsidiaries. Almost all of the operating assets of MCI and its consolidated subsidiaries are owned by such subsidiaries and MCI relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. As of March 31, 1996, MCI had approximately $4 billion aggregate principal amount of Senior Debt outstanding. The QUIDS will be effectively subordinated to all existing and future liabilities of MCI's subsidiaries, and holders of the QUIDS should look only to the assets of MCI for payments on the QUIDS. Neither the Indenture, the Guarantees nor the Trust Agreements will place any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by MCI.

                                  THE ISSUERS

  Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by MCI, as sponsor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its QUIPS and Common Securities, (ii) using the proceeds from the sale of such QUIPS and Common Securities to acquire a corresponding series of Corresponding QUIDS issued by MCI and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding QUIDS will be the sole assets of each Issuer, and payments under the Corresponding QUIDS and the Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities will be owned by MCI. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the QUIPS of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of MCI as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the QUIPS of such Issuer. See "Description of QUIPS--Subordination of Common Securities". MCI will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, which will be appointed by MCI as holder of the Common Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, the trustees shall be Wilmington Trust Company, as the Property Trustee (the "Property Trustee") and as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with MCI (collectively, the "Issuer Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of QUIDS". The holder of the Common Securities, or the holders of a majority in liquidation preference of the QUIPS if any Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the QUIPS have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. MCI will pay all fees and expenses related to each Issuer and the offering of the QUIPS and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer. The principal executive office of each Issuer is 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: Secretary, and its telephone number is
(202) 872-1600.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, MCI intends to use the proceeds from the sale of its QUIDS (including
Corresponding QUIDS issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of QUIPS) for general corporate purposes.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges for MCI and its subsidiaries for the years indicated:

                                  THREE MONTHS ENDED
                                       MARCH 31,       YEAR ENDED DECEMBER 31
                                  ------------------- ------------------------
                                    1996      1995    1995 1994 1993 1992 1991
                                  --------- --------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed
 Charges ........................      5.46      5.53 3.34 4.82 4.12 3.63 3.37

  For purposes of this ratio, earnings are calculated by adding fixed charges (excluding capitalized interest) to income before income taxes and extraordinary item. Fixed charges consist of interest on indebtedness (including amortization of debt discount and premium) and the portion of rental expense representative of an interest factor.

                             DESCRIPTION OF QUIDS

  The QUIDS are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between MCI and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the QUIDS and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of QUIDS will rank pari passu with all other series of QUIDS, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of MCI. See "--Subordination". MCI is a non-operating holding company and almost all of the operating assets of MCI and its consolidated subsidiaries are owned by such subsidiaries. MCI relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the QUIDS will be effectively subordinated to all existing and future liabilities of MCI's subsidiaries, and holders of QUIDS should look only to the assets of MCI for payments on the QUIDS. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of MCI, whether under the Indenture or any existing or other indenture that MCI may enter into in the future or otherwise, including MCI's Senior and Subordinated Indentures entered into with Citibank, N.A. and Bankers Trust Company, respectively. See "--Subordination" and the Prospectus Supplement relating to any offering of Securities.

  The QUIDS will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of MCI's board of directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the QUIDS: (1) the title of the QUIDS; (2) any limit upon the aggregate principal amount of the QUIDS; (3) the date or dates on which the principal of the QUIDS is payable or the method of determination thereof; (4) the rate or rates, if any, at which the QUIDS shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of MCI to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;
(5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the QUIDS will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer", the QUIDS may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon MCI in respect of the QUIDS and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which QUIDS may be redeemed, in whole or in part, at the option of MCI or a holder thereof; (7) the obligation or the right, if any, of MCI or a holder thereof to redeem, purchase or repay the QUIDS and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the QUIDS shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any QUIDS shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of and premium, if any, and interest, if any, on the QUIDS shall be payable, or in which the QUIDS shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of MCI specified in the Indenture with respect to the QUIDS; (11) if other than the principal amount thereof, the portion of the principal amount of QUIDS that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of QUIDS as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the QUIDS and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the QUIDS of such series and the exchange of such temporary Global Security for definitive QUIDS of such series; (15) subject to the terms described under "Global QUIDS", whether the QUIDS of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of MCI or a holder to convert or exchange the QUIDS into QUIPS or other securities; and (18) any other terms of the QUIDS not inconsistent with the provisions of the Indenture.

  QUIDS may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such QUIDS will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the QUIDS is payable in one or more foreign currencies or currency units or if any QUIDS are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any QUIDS is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such issue of QUIDS and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of QUIDS, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the QUIDS will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. QUIDS of any series will be exchangeable for other QUIDS of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

  QUIDS may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by MCI for such purpose with respect to any series of QUIDS and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. MCI will appoint the Debenture Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by MCI with respect to any series of QUIDS, MCI may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that MCI maintains a transfer agent in each Place of Payment for such series. MCI may at any time designate additional transfer agents with respect to any series of QUIDS.

  In the event of any redemption, neither MCI nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange QUIDS of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of QUIDS of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any QUIDS so selected for redemption, except, in the case of any QUIDS being redeemed in part, any portion thereof not to be redeemed.

GLOBAL QUIDS

  The QUIDS of a series may be issued in whole or in part in the form of one or more Global QUIDS that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global QUIDS may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual QUIDS represented thereby, a Global QUIDS may not be transferred except as a whole by the Depositary for such Global QUIDS to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of QUIDS will be described in the Prospectus Supplement relating to such series. MCI anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global QUIDS and the deposit of such Global QUIDS with or on behalf of the Depositary, the Depositary for such Global QUIDS or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual QUIDS represented by such Global QUIDS to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such QUIDS or by MCI if such QUIDS are offered and sold directly by MCI. Ownership of beneficial interests in a Global QUIDS will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global QUIDS will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global QUIDS.

  So long as the Depositary for a Global QUIDS, or its nominee, is the registered owner of such Global QUIDS, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the QUIDS represented by such Global QUIDS for all purposes under the Indenture governing such QUIDS. Except as provided below, owners of beneficial interests in a Global QUIDS will not be entitled to have any of the individual QUIDS of the series represented by such Global QUIDS registered in their names, will not receive or be entitled to receive physical delivery of any such QUIDS of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of and premium, if any, and interest on individual QUIDS represented by a Global QUIDS registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global QUIDS representing such QUIDS. None of MCI, the Debenture Trustee, any Paying Agent or the Securities Registrar for such QUIDS will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global QUIDS representing such QUIDS or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  MCI expects that the Depositary for a series of QUIDS or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global QUIDS representing any of such QUIDS, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global QUIDS representing such QUIDS as shown on the records of such Depositary or its nominee. MCI also expects that payments by Participants to owners of beneficial interests in such Global QUIDS held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of QUIDS is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by MCI within 90 days, MCI will issue individual QUIDS of such series in exchange for the Global QUIDS representing such series of QUIDS. In addition, MCI may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such QUIDS, determine not to have any QUIDS of such series represented by one or more Global QUIDS and, in such event, will issue individual QUIDS of such series in exchange for the Global QUIDS representing such series of QUIDS. Further, if MCI so specifies with respect to the QUIDS of a series, an owner of a beneficial interest in a Global QUIDS representing QUIDS of such series may, on terms acceptable to MCI, the Debenture Trustee and the Depositary for such Global QUIDS, receive individual QUIDS of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such QUIDS. In any such instance, an owner of a beneficial interest in a Global QUIDS will be entitled to physical delivery of individual QUIDS of the series represented by such Global QUIDS equal in principal amount to such beneficial interest and to have such QUIDS registered in its name. Individual QUIDS of such series so issued will be issued in denominations, unless otherwise specified by MCI, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and any interest on QUIDS will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as MCI may designate from time to time in the applicable Prospectus Supplement, except that at the option of MCI payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on QUIDS will be made to the Person in whose name such QUIDS is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. MCI may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however MCI will at all times be required to maintain a Paying Agent in each Place of Payment for each series of QUIDS.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by MCI in trust, for the payment of the principal of and premium, if any, or interest on any QUIDS and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of MCI, be repaid to MCI and the holder of such QUIDS shall thereafter look, as a general unsecured creditor, only to MCI for payment thereof.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, QUIDS will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, MCI may, at its option, redeem the QUIDS of any series in whole at any time or in part from time to time. QUIDS in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any QUIDS so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of QUIDS shall occur and be continuing, MCI may, at its option, redeem such series of QUIDS in whole (but not in part) at any time within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of such QUIDS then outstanding plus accrued and unpaid interest to the date fixed for redemption.

  "Debenture Tax Event" means the receipt by MCI of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of QUIDS under the Indenture, there is more than an insubstantial risk that interest payable by MCI on such series of QUIDS is not, or within 90 days of the date of such opinion, will not be, deductible by MCI, in whole or in part, for United States federal income tax purposes.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of QUIDS to be redeemed at its registered address. Unless MCI defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such QUIDS or portions thereof called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

  If provided in the applicable Prospectus Supplement, MCI shall have the right at any time and from time to time during the term of any series of QUIDS to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of QUIDS. Certain United States federal income tax consequences and special considerations applicable to any such QUIDS will be described in the applicable Prospectus Supplement.

  During such Extension Period MCI may not, and may not permit any subsidiary of MCI to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of MCI's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MCI that rank pari passu with or junior in interest to the QUIDS or make any guarantee payments with respect to any guarantee by MCI of the debt securities of any subsidiary of MCI if such guarantee ranks pari passu or junior in interest to the Series A QUIDS (other than (a) dividends or distributions in common stock of MCI, (b) redemptions or purchases of any rights pursuant to MCI's Preferred Stock Rights Plan, or any successor to such Preferred Stock Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of MCI's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by MCI or any of its subsidiaries).

MODIFICATION OF INDENTURE

  From time to time MCI and the Debenture Trustee may, without the consent of the holders of any series of QUIDS, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of QUIDS or, in the case of Corresponding QUIDS, the holders of the corresponding series of QUIPS so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting MCI and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of QUIDS affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the QUIDS; provided that no such modification may, without the consent of the holder of each outstanding QUIDS so affected, (i) change the stated maturity of any series of QUIDS, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such change or extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of QUIDS of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding QUIDS, so long as any of the related series of QUIPS remain outstanding, no such modification may be made that adversely affects the holders of such QUIPS in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such QUIPS unless and until the principal of the Corresponding QUIDS and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

  In addition, MCI and the Debenture Trustee may execute, without the consent of any holder of QUIDS, any supplemental Indenture for the purpose of creating any new series of QUIDS.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of QUIDS that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of
QUIDS:

    (i) failure for 30 days to pay any interest on such series of the QUIDS, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of QUIDS when due whether at maturity, upon redemption by declaration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to MCI from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding QUIDS; or

    (iv) certain events in bankruptcy, insolvency or reorganization of MCI.

  The holders of a majority in aggregate outstanding principal amount of such series of QUIDS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of QUIDS may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding QUIDS, should the Debenture Trustee or such holders of such Corresponding QUIDS fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the related series of QUIPS shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of QUIDS may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of QUIDS which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee and, in the case of Corresponding QUIDS, should the holders of such Corresponding QUIDS fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the related series of QUIPS shall have such right.

  The holders of a majority in aggregate outstanding principal amount of the QUIDS affected thereby may, on behalf of the holders of all the QUIDS, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding QUIDS and, in the case of Corresponding QUIDS, should the holders of such Corresponding QUIDS fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the related series of QUIPS shall have such right. MCI is required to file annually with the Debenture Trustee a certificate as to whether or not MCI is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding QUIDS, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding QUIDS and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding QUIDS.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF QUIPS

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of MCI to pay interest or principal on the related QUIDS on the date such interest or principal is otherwise payable, a holder of QUIPS may institute a Direct Action (as defined below under "Description of QUIPS--Enforcement of Certain Rights by Holders of QUIPS") for payment after the respective due date specified in the related QUIDS. MCI may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the QUIPS. Notwithstanding any payment made to such holder of QUIPS by MCI in connection with a Direct Action, MCI shall remain obligated to pay the principal of or interest on the related QUIDS held by the Issuer or the Property Trustee and MCI shall be subrogated to the rights of the holder of such QUIPS with respect to payments on the QUIPS to the extent of any payments made by MCI to such holder in any Direct Action. The holders of QUIPS will not be able to exercise directly any other remedy available to the holders of the related QUIDS.

  The holders of the QUIPS would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the QUIDS unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days. In such event, the holders of at least 25% in aggregate liquidation preference of the outstanding QUIPS would have such right to institute proceedings.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that MCI shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into MCI or convey, transfer or lease its properties and assets substantially as an entirety to MCI, unless (i) in case MCI consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes MCI's obligations on the QUIDS issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding QUIDS, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement and Guarantee, and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the QUIDS protection in the event of a highly leveraged or other transaction involving MCI that may adversely affect holders of the QUIDS.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all QUIDS not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and MCI deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the QUIDS are payable sufficient to pay and discharge the entire indebtedness on the QUIDS not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to MCI's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and MCI will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  Unless otherwise indicated in the applicable Prospectus Supplement, the QUIDS of any series may be convertible or exchangeable into QUIPS or other securities. The specific terms on which

QUIDS of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of MCI, in which case the number of shares of QUIPS or other securities to be received by the Holders of QUIDS would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  In the Indenture, MCI has covenanted and agreed that any QUIDS issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of MCI, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the holders of QUIDS or, in the case of Corresponding QUIDS, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the QUIDS.

  In the event of the acceleration of the maturity of any QUIDS, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of QUIDS will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the QUIDS.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the QUIDS may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to MCI whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the QUIDS or to other Debt which is pari passu with, or subordinated to, the QUIDS; provided, however, that Senior Debt shall not be deemed to include

(i) any Debt of MCI which when incurred and without respect to any election under Section 1111 (b) of the Bankruptcy Code, was without recourse to MCI,
(ii) any Debt of MCI to any of its subsidiaries, (iii) Debt to any employee of MCI, (iv) any liability for taxes, and (v) indebtedness or monetary obligations to trade creditors or assumed by MCI or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

  MCI is a non-operating holding company and almost all of the operating assets of MCI and its consolidated subsidiaries are owned by such subsidiaries. Accordingly, the QUIDS will be effectively subordinated to all existing and future liabilities of MCI's subsidiaries. Holders of QUIDS should look only to the assets of MCI for payments of interest and principal and premium, if any, on the QUIDS.

  The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by MCI. The communications services business is capital intensive, and MCI anticipates that from time to time it will incur substantial additional indebtedness constituting Senior Debt.

  The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of QUIDS, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

  The Indenture and the QUIDS will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of QUIDS, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                              DESCRIPTION OF QUIPS

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the QUIPS and the Common Securities. The QUIPS of a particular issue will represent preferred undivided beneficial interests in the assets of the related Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the QUIPS and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of each Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The QUIPS of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding QUIDS will be held by the Property Trustee in trust for the benefit of the holders of the related QUIPS and Common Securities. Each Guarantee Agreement executed by MCI for the benefit of the holders of an Issuer's QUIPS (each, the "Guarantee") will be a guarantee on a subordinated basis with respect to the related QUIPS but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such QUIPS when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees".

DISTRIBUTIONS

  Each Issuer's QUIPS represent preferred undivided beneficial interests in the assets of such Issuer, and the Distributions on each QUIPS will be payable at a rate specified in the Prospectus Supplement for such QUIPS. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of QUIPS are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  Distributions on the QUIPS will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the QUIPS is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

  If provided in the applicable Prospectus Supplement, MCI has the right under the Indenture, pursuant to which it will issue the Corresponding QUIDS, to defer the payment of interest at any time or from time to time on any series of the Corresponding QUIDS for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of such series of QUIDS. As a consequence of any such extension, Distributions on the corresponding QUIPS would be deferred (but the QUIPS would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such QUIPS) by the Issuer of such QUIPS during any such Extension Period. During such Extension Period MCI may not, and may not permit any subsidiary of MCI to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of MCI's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MCI that rank pari passu with or junior in interest to the Corresponding QUIDS or make any guarantee payments with respect to any guarantee by MCI of the debt securities of any subsidiary of MCI if such guarantee ranks pari passu or junior in interest to the Series A QUIDS (other than (a) dividends or distributions in Common Stock of MCI, (b) redemptions or purchases of any rights pursuant to MCI's Preferred Stock Rights Plan, or any successor to such Preferred Stock Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any

Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of MCI's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by MCI or any of its subsidiaries).

  The revenue of each Issuer available for distribution to holders of its QUIPS will be limited to payments under the Corresponding QUIDS in which the Issuer will invest the proceeds from the issuance and sale of its QUIPS and its Common Securities. See "Description of Corresponding QUIDS". If MCI does not make interest payments on such Corresponding QUIDS, the Property Trustee will not have funds available to pay Distributions on the related QUIPS. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by MCI on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the QUIPS will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the QUIPS remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "--Book-Entry Issuance". In the event any QUIPS are not in book-entry form, the relevant record date for such QUIPS shall be a date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding QUIDS, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the related QUIPS and the Common Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price"), with respect to the Common Securities, equal to the aggregate liquidation preference of such QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by MCI upon the concurrent redemption of such Corresponding QUIDS. See "Description of Corresponding QUIDS--Optional Redemption". If less than all of any series of Corresponding QUIDS are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related QUIPS and the Common Securities. The amount of premium, if any, paid by MCI upon the redemption of all or any part of any series of any Corresponding QUIDS to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related QUIPS and the Common Securities.

  MCI will have the right to redeem any series of Corresponding QUIDS (i) in whole at any time or in part from time to time, subject to the conditions described under "Description of Corresponding QUIDS--Optional Redemption", (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Corresponding QUIDS--Optional Redemption", or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

  SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF CORRESPONDING QUIDS. If a Special Event in respect of a series of QUIPS and Common Securities shall occur and be continuing, MCI has the right to redeem the Corresponding QUIDS in whole (but not in part) and thereby cause a mandatory redemption of such QUIPS and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, MCI has the right to terminate the related Issuer and, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, cause such Corresponding QUIDS to be distributed to the holders of such QUIPS and Common Securities in liquidation of the Issuer. If MCI does not elect either option described above, the applicable series of QUIPS will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Corresponding QUIDS.

  EXTENSION OF MATURITY OF CORRESPONDING QUIDS. If provided in the applicable Prospectus Supplement, MCI shall have the right to extend or shorten the maturity of any series of Corresponding QUIDS at the time that MCI exercises its right to elect to liquidate the related Issuer and cause such Corresponding QUIDS to be distributed to the holders of such QUIPS and Common Securities in liquidation of the Issuer, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding QUIPS and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

  "Investment Company Event" means the receipt by the applicable Issuer of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of QUIPS issued by the applicable Issuer.

  "Like Amount" means (i) with respect to a redemption of any series of QUIPS, QUIPS of such series and the Common Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding QUIDS to be contemporaneously redeemed in accordance with the Indenture allocated 3% to the Common Securities and 97% to the QUIPS of such series and the proceeds of which will be used to pay the Redemption Price of such QUIPS and to redeem such Common Securities, and (ii) with respect to a distribution of Corresponding QUIDS to holders of any series of QUIPS and the Common Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding QUIDS having a principal amount equal to the Liquidation Amount of the QUIPS and the Common Securities of the holder to whom such Corresponding QUIDS are distributed. "Liquidation Amount" means the stated amount of $25 per QUIPS and Common Security.

  "Tax Event" means the receipt by the applicable Issuer of an opinion of counsel, rendered by a law firm having a national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the QUIPS under the related Trust Agreement, there is more than an insubstantial risk that (i) the applicable Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding QUIDS, (ii) interest payable by MCI on such series of Corresponding QUIDS is not, or within 90 days of the date of such opinion, will not be, deductible by MCI, in whole or in part, for United States federal income tax purposes, or (iii) the applicable Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  After the liquidation date fixed for any distribution of Corresponding QUIDS for any series of QUIPS (i) such series of QUIPS will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of QUIPS, will receive a registered global certificate or certificates representing the Corresponding QUIDS to be delivered upon such distribution and (iii) any certificates representing such series of QUIPS not held by DTC or its nominee will be deemed to represent the Corresponding QUIDS having a principal amount equal to the stated liquidation preference of such series of QUIPS, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of QUIPS until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the QUIPS or the Corresponding QUIDS that may be distributed in exchange for QUIPS if a dissolution and liquidation of an Issuer were to occur. Accordingly, the QUIPS that an investor may purchase, or the Corresponding QUIDS that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the QUIPS offered hereby.

REDEMPTION PROCEDURES

  QUIPS redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding QUIDS. Redemptions of the QUIPS shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities".

  If an Issuer gives a notice of redemption in respect of its QUIPS, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such QUIPS. See "--Book-Entry Issuance". If such QUIPS are no longer in book-entry form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such QUIPS funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such QUIPS. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any QUIPS called for redemption shall be payable to the holders of such QUIPS on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such QUIPS so called for redemption will cease, except the right of the holders of such QUIPS to receive the Redemption Price, but without interest on such Redemption Price, and such QUIPS will cease to be outstanding. In the event that any date fixed for redemption of QUIPS is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of QUIPS called for redemption is improperly withheld or refused and not paid either by the Issuer or by MCI pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such QUIPS will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such QUIPS to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), MCI or its subsidiaries may at any time and from time to time purchase outstanding QUIPS by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the QUIPS and any distribution of Corresponding QUIDS to holders of QUIPS shall be made to the applicable recordholders thereof as they appear on the register for such QUIPS on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any QUIPS are not in book-entry form, the relevant record date for such QUIPS shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

  If less than all of the QUIPS and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such QUIPS and Common Securities to be redeemed shall be allocated pro rata among the QUIPS and the Common Securities. The particular QUIPS to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding QUIPS not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation preference of QUIPS of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the QUIPS selected for redemption and, in the case of any QUIPS selected for partial redemption, the liquidation preference thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of QUIPS shall relate, in the case of any QUIPS redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of QUIPS which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of QUIDS to be redeemed at its registered address. Unless MCI defaults in payment of the Redemption Price, on and after the Redemption Date interest ceases to accrue on such QUIDS or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's QUIPS and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such QUIPS and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding QUIPS for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding QUIPS then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's QUIPS then due and payable.

  In the case of any Event of Default resulting from a Debenture Event of Default, MCI as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such QUIPS have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the QUIPS have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such QUIPS and not on behalf of MCI as holder of the Issuer's Common Securities, and only the holders of such QUIPS will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of MCI; (ii) the distribution of a Like Amount of the Corresponding QUIDS to the holders of its QUIPS and Common Securities, if MCI, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of MCI, as Depositor); (iii) the redemption of all of the Issuer's QUIPS and Common Securities following a Special Event; (iv) the redemption of all of the Issuer's QUIPS as described under "Description of QUIPS--Redemption or Exchange--Mandatory Redemption"; and (v) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer.

  If an early termination occurs as described in clause (i), (ii) or (v) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such QUIPS and Common Securities a Like Amount of the Corresponding QUIDS, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of QUIPS, the aggregate of the liquidation preference plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its QUIPS shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its QUIPS, except that if a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (v) above, the Corresponding QUIDS may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the QUIPS issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of QUIDS--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any QUIPS or Common Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding QUIPS of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by MCI to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's QUIPS, the Administrative Trustees and MCI, as Depositor, unless such Event of Default shall have been cured or waived. MCI, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a preference over the Common Securities upon termination of each Issuer as described above. See "--Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of QUIPS to accelerate the maturity thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF QUIPS

  If an Event of Default has occurred and is continuing, then the holders of QUIPS would rely on the enforcement by the Debenture Trustee of its rights as a holder of the related QUIDS against MCI. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of MCI to pay interest or principal on the related QUIDS on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of QUIPS may directly institute a proceeding against MCI for enforcement of payment to such holder of the principal of or interest on the related QUIDS having a principal amount equal to the aggregate liquidation preference of the QUIPS of such holder (a "Direct Action") after the respective due date specified in the related QUIDS. In connection with such Direct Action, MCI will be subrogated to the rights of such holder of QUIPS under the Trust Agreement to the extent of any payment made by MCI to such holder of QUIPS in such Direct Action.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding QUIPS. In no event will the holders of the QUIPS have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in MCI as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, MCI, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of MCI, with the consent of the Administrative Trustees and without the consent of the holders of the QUIPS, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the QUIPS or (b) substitutes for the QUIPS other securities having substantially the same terms as the QUIPS (the "Successor Securities") so long as the Successor Securities rank the same as the QUIPS rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) MCI expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding QUIDS, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the QUIPS are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the QUIPS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, MCI has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect and
(b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act, and (viii) MCI or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in aggregate liquidation preference of the QUIPS, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the QUIPS will have no voting rights.

  Each Trust Agreement may be amended from time to time by MCI and the Issuer Trustees, without the consent of the holders of the QUIPS (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement that shall not be inconsistent with the other provisions of such Trust Agreement, or
(ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any QUIPS and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act, provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of QUIPS or Common Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of QUIPS and Common Securities. Each Trust Agreement may be amended by the Issuer Trustees and MCI with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding QUIPS and Common Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status of an "investment company" under the Investment Company Act, provided, further that without the consent of each holder of QUIPS and Common Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the QUIPS and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the QUIPS and Common Securities as of a specified date or (ii) restrict the right of a holder of QUIPS and Common Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding QUIDS are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Corresponding QUIDS, (ii) waive any past default that is waiveable under
Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the QUIDS shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or such Corresponding QUIDS, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding QUIPS; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding QUIDS affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding QUIPS. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the QUIPS except by subsequent vote of the holders of the QUIPS. The Property Trustee shall notify each holder of record of the QUIPS of any notice of default with respect to the Corresponding QUIDS. In addition to obtaining the foregoing approvals of the holders of the QUIPS, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation for United States federal income tax purposes on account of such action.

  Any required approval of holders of QUIPS may be given at a meeting of holders of QUIPS convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of QUIPS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of QUIPS in the manner set forth in the applicable Trust Agreement.

  No vote or consent of the holders of QUIPS will be required for an Issuer to redeem and cancel its QUIPS in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of QUIPS are entitled to vote or consent under any of the circumstances described above, any of the QUIPS that are owned by MCI, the Issuer Trustees or any affiliate of MCI or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

  Payments in respect of the QUIPS shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's QUIPS are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and MCI. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and MCI. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and MCI) to act as Paying Agent.

BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the QUIPS. The QUIPS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the QUIPS of each Issuer, representing in the aggregate the total number of such Issuer's QUIPS, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of QUIPS within the DTC system must be made by or through Direct Participants, which will receive a credit for the QUIPS on DTC's records. The ownership interest of each actual purchaser of each QUIPS ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased QUIPS. Transfers of ownership interests in the QUIPS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in QUIPS, except in the event that use of the book-entry system for the QUIPS of such Issuer is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the QUIPS; DTC's records reflect only the identity of the Direct Participants to whose accounts such QUIPS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the QUIPS. If less than all of an Issuer's QUIPS are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the QUIPS is limited to the holders of record of the QUIPS, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to QUIPS. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such QUIPS are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Distribution payments on the QUIPS will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer thereof or MCI, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the QUIPS at any time by giving reasonable notice to the Property Trustee and MCI. In the event that a successor securities depositary is not obtained, definitive QUIPS certificates representing such QUIPS are required to be printed and delivered. MCI, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of QUIPS may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer's QUIPS will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and MCI believe to be accurate, but the Issuers and MCI assume no responsibility for the accuracy thereof. Neither the Issuers nor MCI has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the QUIPS.

  Registration of transfers of QUIPS will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their QUIPS after such QUIPS have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of QUIPS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of QUIPS are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by MCI and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the QUIPS and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Corresponding QUIDS will be treated as indebtedness of MCI for United States federal income tax purposes. In this connection, MCI and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that MCI and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related QUIPS.

  Holders of the QUIPS have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

  Each Guarantee will be executed and delivered by MCI concurrently with the issuance by each Issuer of its QUIPS for the benefit of the holders from time to time of such QUIPS. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to QUIPS means that Issuer's QUIPS to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's QUIPS.

GENERAL

  MCI will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the QUIPS, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the QUIPS, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such QUIPS, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any QUIPS called for redemption to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding QUIDS are distributed to holders of such QUIPS), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of QUIPS. MCI's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by MCI to the holders of the applicable QUIPS or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the QUIPS, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If MCI does not make interest payments on the Corresponding QUIDS held by the Issuer, the Issuer will not be able to pay Distributions on the QUIPS and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of MCI. See "--Status of the Guarantees". MCI is a non-operating holding company and almost all of the operating assets of MCI and its consolidated subsidiaries are owned by such subsidiaries. MCI relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, MCI's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of MCI's subsidiaries, and claimants should look only to the assets of MCI for payments thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of MCI, whether under the Indenture or any existing or other indenture that MCI may enter into in the future or otherwise, including MCI's Senior and Subordinated Indentures entered into with Citibank, N.A. and Bankers Trust Company, respectively.

  MCI has, through the applicable Guarantee, the applicable Trust Agreement, the QUIDS, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the QUIPS. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the QUIPS. See "Relationship Among the QUIPS, the QUIDS and the Guarantees--General".

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of MCI and will rank subordinate and junior in right of payment to all Senior Debt.

  Each Guarantee will rank pari passu with all other Guarantees issued by MCI. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related QUIPS. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the QUIPS of the Corresponding QUIDS. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by MCI. The communication services business is capital intensive and MCI anticipates that from time to time it will incur substantial additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related QUIPS (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation preference of such outstanding QUIPS. The manner of obtaining any such approval will be as set forth under "Description of the QUIPS--Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of MCI and shall inure to the benefit of the holders of the related QUIPS then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of MCI to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the QUIPS may institute a legal proceeding directly against MCI to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  MCI, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not MCI is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by MCI in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any QUIPS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related QUIPS, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding QUIDS to the holders of the related QUIPS. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related QUIPS must restore payment of any sums paid under such QUIPS or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to an Expense Agreement entered into by MCI under each Trust Agreement (the "Expense Agreement"), MCI will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any QUIPS or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the QUIPS or such other similar interests, as the case may be.

                       DESCRIPTION OF CORRESPONDING QUIDS

  The Corresponding QUIDS are to be issued in one or more series under the Indenture with terms corresponding to the terms of the related QUIPS. See "Description of QUIDS". This summary of certain terms and provisions of, or relating to, Corresponding QUIDS and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Concurrently with the issuance of each Issuer's QUIPS, such Issuer will invest the proceeds thereof and the consideration paid by MCI for the Common Securities in a series of Corresponding QUIDS issued by MCI to such Issuer. Each series of Corresponding QUIDS will be in the principal amount equal to the aggregate stated Liquidation Amount of the related QUIPS plus MCI's concurrent investment in the Common Securities and will rank pari passu with all other series of QUIDS. The Corresponding QUIDS will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of MCI. See "Description of QUIDS--Subordination" and the Prospectus Supplement relating to any offering of related QUIPS.

OPTIONAL REDEMPTION

  Unless otherwise specified in the applicable Prospectus Supplement, MCI may, at its option, redeem the Corresponding QUIDS of any series in whole at any time or in part from time to time. Except as otherwise set forth in the applicable Prospectus Supplement, the redemption price for any Corresponding QUIDS so redeemed shall be equal to any accrued and unpaid interest thereon to the date fixed for redemption, plus the principal amount thereof. See "Description of QUIDS--Redemption".

  If a Special Event in respect of an Issuer shall occur and be continuing, MCI may, at its option, redeem the Corresponding QUIDS at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Indenture. The redemption price for any Corresponding QUIDS shall be equal to 100% of the principal amount of such Corresponding QUIDS then outstanding plus accrued and unpaid interest to the date fixed for redemption.

  For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding QUIDS, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding

QUIPS in accordance with their terms. MCI may not redeem a series of Corresponding QUIDS in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding QUIDS of such series for all interest periods terminating on or prior to the Redemption Date.

CERTAIN COVENANTS OF MCI

  MCI will covenant in the Indenture as to each series of Corresponding QUIDS that if and so long as (i) the Issuer of the related series of QUIPS and Common Securities is the holder of all such Corresponding QUIDS, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) MCI has elected, and has not revoked such election, to pay Additional Sums in respect of such QUIPS and Common Securities, MCI will pay to such Issuer such Additional Sums. MCI will also covenant, as to each series of Corresponding QUIDS, that it will not, and will not permit any subsidiary of MCI to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of MCI's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including other Corresponding QUIDS) that rank pari passu with or junior in interest to the Corresponding QUIDS or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in Common Stock of MCI, (b) redemptions or purchases of any rights pursuant to MCI's Preferred Stock Rights Plan, or any successor to such Preferred Stock Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of MCI's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by MCI or any of its subsidiaries) if at such time (i) there shall have occurred any event of which MCI has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to Corresponding QUIDS of such series and (b) in respect of which MCI shall not have taken reasonable steps to cure, (ii) MCI shall be in default with respect to its payment of any obligations under the related Guarantee or (iii) MCI shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to Corresponding QUIDS of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. MCI will also covenant, as to each series of Corresponding QUIDS, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding QUIDS have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to MCI's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding QUIDS to the holders of the QUIPS in liquidation of such Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                         RELATIONSHIP AMONG THE QUIPS,
                   THE CORRESPONDING QUIDS AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the QUIPS (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by MCI as and to the extent set forth under "Description of Guarantees". Taken together, MCI's obligations under each series of QUIDS, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of QUIPS. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the QUIPS. If and to the extent that MCI does not make payments on any series of Corresponding QUIDS, such Issuer will not pay Distributions or other amounts due on related QUIPS. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of a series of QUIPS may institute a legal proceeding directly against MCI to enforce payment of such Distributions to such holder after the respective due dates. The obligations of MCI under each Guarantee are subordinate and junior in right of payment to all Senior Debt of MCI.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding QUIDS, such payments will be sufficient to cover Distributions and other payments due on the related QUIPS, primarily because
(i) the aggregate principal amount of each series of Corresponding QUIDS will be equal to the sum of the aggregate stated liquidation amount of the related QUIPS and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding QUIDS will match the Distribution rate and Distribution and other payment dates for the related QUIPS; (iii) MCI shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its QUIPS under such QUIPS; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, MCI has the right to set-off any payment it is otherwise required to make thereunder with and to the extent MCI has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF QUIPS

  A holder of any related QUIPS may institute a legal proceeding directly against MCI to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of MCI will not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of MCI, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding QUIDS until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding QUIDS would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's QUIPS evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its QUIPS and Common Securities and investing the proceeds thereof in Corresponding QUIDS. A principal difference between the rights of a holder of a QUIPS and a holder of a Corresponding QUIDS is that a holder of a Corresponding QUIDS is entitled to receive from MCI the principal amount of and interest accrued on Corresponding QUIDS held, while a holder of QUIPS is entitled to receive Distributions from such Issuer (or from MCI under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding QUIDS, the holders of the related QUIPS will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of QUIPS--Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of MCI, the Property Trustee, as holder of the Corresponding QUIDS, would be a subordinated creditor of MCI, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of MCI receive payments or distributions. Since MCI is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its QUIPS), the positions of a holder of such QUIPS and a holder of such Corresponding QUIDS relative to other creditors and to stockholders of MCI in the event of liquidation or bankruptcy of MCI would be substantially the same.

                              PLAN OF DISTRIBUTION

  The QUIDS and the QUIPS may be sold in a public offering to or through underwriters or dealers designated from time to time. MCI and each Issuer may sell its QUIDS and QUIPS as soon as practicable after effectiveness of the Registration Statement of which the Prospectus is a part. The names of any underwriters or dealers involved in the sale of the QUIDS and QUIPS in respect of which this Prospectus is delivered, the amount or number of QUIDS and QUIPS to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell QUIDS and QUIPS at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of QUIPS, underwriters may be deemed to have received compensation from MCI and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell QUIDS and QUIPS to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by MCI and/or the applicable Issuer to underwriters in connection with the offering of QUIDS and QUIPS, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of QUIDS and QUIPS may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such QUIDS and QUIPS may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with MCI and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by MCI for certain expenses.

  In connection with the offering of the QUIPS of any Issuer, such Issuer may grant to the underwriters an option to purchase additional QUIPS to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such QUIPS.

  Underwriters and dealers may engage in transactions with, or perform services for, MCI and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The QUIDS and the QUIPS will be new issues of securities and will have no established trading market. Any underwriters to whom QUIDS and QUIPS are sold for public offering and sale may make a market in such QUIDS and QUIPS, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such QUIDS and QUIPS may or may not be listed on a national securities exchange or the Nasdaq National Market, as set forth in the applicable Prospectus Supplement. No assurance can be given as to the liquidity of or the existence of trading markets for any QUIDS or QUIPS.

                                 LEGAL OPINIONS

  Unless otherwise set forth in the applicable Prospectus Supplement, certain matters of Delaware law relating to the legality of the QUIPS, the validity of the Trust Agreements and the formation of the Issuers will be passed upon by Richards, Layton & Finger, special Delaware counsel to MCI and the Issuers. The legality of the Guarantees and QUIDS will be passed upon for MCI by Kramer, Levin, Naftalis & Frankel, New York, New York, and for the Underwriters by Sullivan & Cromwell, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for MCI by Kramer, Levin, Naftalis & Frankel.

                                    EXPERTS

  The audited consolidated financial statements of MCI and subsidiaries incorporated herein by reference to MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PRO-SPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MCI COMMUNICATIONS CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CON-TAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

       TABLE OF CONTENTS
     PROSPECTUS SUPPLEMENT

                          PAGE
                          ----
Risk Factors............   S-4
MCI Capital I...........   S-9
MCI Communications
 Corporation............   S-9
Ratio of Earnings to
 Fixed Charges..........  S-10
Use of Proceeds.........  S-10
Capitalization..........  S-11
Accounting Treatment....  S-12
Selected Financial
 Information............  S-12
Certain Terms of Series
 A QUIPS................  S-13
Certain Terms of Series
 A QUIDS................  S-15
Certain Federal Income
 Tax Consequences.......  S-18
Underwriting............  S-21
Legal Opinions..........  S-22

         PROSPECTUS
Available Information...     3
Incorporation of Certain
 Information by
 Reference..............     3
MCI Communications
 Corporation............     4
The Issuers.............     5
Use of Proceeds.........     6
Ratio of Earnings to
 Fixed Charges..........     6
Description of QUIDS....     6
Description of QUIPS....    15
Description of
 Guarantees.............    27
Description of
 Corresponding QUIDS....    30
Relationship Among the
 QUIPS, the
 Corresponding QUIDS and
 the Guarantees.........    31
Plan of Distribution....    33
Legal Opinions..........    34
Experts.................    34

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     24,000,000 PREFERRED SECURITIES

                              MCI CAPITAL I


                              % CUMULATIVE QUARTERLY
                         INCOME PREFERRED SECURITIES,
                              SERIES A (QUIPS SM)

                  GUARANTEED TO THE EXTENT THE SERIES A
                         ISSUER HAS FUNDS AS SET FORTH
                                   HEREIN BY

                            MCI COMMUNICATIONS

                               CORPORATION

                                  -----------

                         [MCI LOGO APPEARS HERE]

                                  -----------

                             GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                        DEAN WITTER REYNOLDS INC.

                        A.G. EDWARDS & SONS, INC.

                             LEHMAN BROTHERS

                         PAINEWEBBER INCORPORATED

                    PRUDENTIAL SECURITIES INCORPORATED

                            SMITH BARNEY INC.

                      REPRESENTATIVES OF THE UNDERWRITERS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement, other than underwriting discounts and commissions, are as follows:

   (a)SEC registration fee (actual)................................. $  258,621
   (b)Printing fees and expenses....................................    300,000
   (c)Legal fees and expenses.......................................    250,000
   (d)Accounting fees and expenses..................................     50,000
   (e)Blue Sky fees and expenses....................................     15,500
   (f)Nasdaq National Market Listing Fee............................     50,000
   (g)Rating Agency Fees............................................     40,000
   (h)Trustees' Fees................................................     10,000
   (i)Other.........................................................     25,879
                                                                     ----------
       Total........................................................ $1,000,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  MCI has in effect an insurance policy covering officers' and directors' legal liability containing a maximum limit of $50 million per loss per policy year, including legal fees and expenses, with retained liability for each loss of $2,000,000 for MCI.

  MCI's Restated Certificate of Incorporation, at Section 8, provides as follows:

    (a) No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph (a) to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    (b) This corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify all persons who are or were directors, officers and employees of this corporation or any wholly-owned subsidiary, and all such directors, officers and employees who, at the request of this corporation, are or were at any time serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

  The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere plea or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

  The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators.

  MCI has indemnification agreements with each of its directors which have been approved by stockholders. The indemnification under the indemnification agreements differs from that provided in Section 8 of MCI's Certificate of Incorporation in the following ways: (i) MCI is obligated to advance litigation expenses to an indemnitee, subject to reimbursement if the Reviewing Party (as defined in the indemnification agreements) determines that the director would not be permitted such indemnification under applicable laws; (ii) MCI must prove that the applicable standard of conduct has not been met for indemnification if MCI denies protection to a director; (iii) upon a potential change in control (as defined in the indemnification agreements) MCI is required to contribute an amount sufficient to pay all claims for which the indemnitee is entitled to be indemnified to a trust for the benefit of the indemnitee (subject to an overall maximum amount on such trust); (iv) a subsequent board of directors, hostile to an indemnitee entitled to indemnification, will not have the right to make a final determination that the indemnitee has not met the required standard of care; and (v) the period of time in which MCI may sue an indemnitee for an action is limited to two years from the date of accrual of such cause of action.

  Reference is made to the Underwriting Agreement Basic Provisions which is filed as Exhibit 1.01 to this Registration Statement.

  Under the Trust Agreements, MCI will agree to indemnify each of the Trustees of the Issuer or any predecessor Trustee for the Issuer, and to hold the Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

  1.01  Proposed form of Underwriting Agreement Basic Provisions for Preferred
        Securities.
  3.01 Restated Certificate of Incorporation of MCI (incorporated herein by reference to Exhibit 3(a) to MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).
  3.02  By-Laws of MCI, as amended (incorporated herein by reference to Exhibit
        3(ii) to MCI's Registration Statement on Form S-3, Registration No. 33-
        57155).
  4.01 Junior Subordinated Indenture between MCI and Wilmington Trust Company, as Debenture Trustee.
  4.02* Certificate of Trust of MCI Capital I.
  4.03* Trust Agreement of MCI Capital I.
  4.04* Certificate of Trust of MCI Capital II.
  4.05* Trust Agreement of MCI Capital II.
  4.06* Certificate of Trust of MCI Capital III.
  4.07* Trust Agreement of MCI Capital III.
  4.08* Certificate of Trust of MCI Capital IV.
  4.09* Trust Agreement of MCI Capital IV.
  4.10  Form of Amended and Restated Trust Agreement (Agreements for MCI
        Capital I, MCI Capital II, MCI Capital III and MCI Capital IV are substantially identical except for names and dates).
  4.11  Form of Preferred Security Certificate for MCI Capital I, MCI Capital
        II, MCI Capital III and MCI Capital IV (included as Exhibit E of
        Exhibit 4.10 hereto).
  4.12  Form of Guarantee Agreement (Agreements in respect of MCI Capital I,
        MCI Capital II, MCI Capital III and MCI Capital IV are substantially identical except for names and dates).
  4.13  Form of Supplemental Indenture between MCI and Wilmington Trust
        Company, as Debenture Trustee (Supplemental Indentures for MCI Capital
        I, MCI Capital II, MCI Capital III and MCI Capital IV are substantially identical except for names and dates).
  5.01 Opinion of Kramer, Levin, Naftalis & Frankel, relating to the legality of the Junior Subordinated Debentures and the Guarantees.
  5.02 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of MCI Capital I, MCI Capital II, MCI Capital III and MCI Capital IV.
  8.01  Opinion of Kramer, Levin, Naftalis & Frankel, as to certain United
        States federal income tax matters.
 12.01  Statement Re: Computation of Ratio of Earnings to Fixed Charges
        (Incorporated by reference to Exhibit 12 to MCI's Quarterly Report on
        Form 10-Q for the quarter ended March 31, 1996).
 23.01  Consent of Price Waterhouse LLP.
 23.02 Consent of Kramer, Levin, Naftalis & Frankel (included in Exhibit 5.01 hereto).
 23.03  Consent of Richards, Layton & Finger, special Delaware counsel
        (included in Exhibit 5.02 hereto).
 23.04 Consent of Kramer, Levin, Naftalis & Frankel (included in Exhibit 8.01 hereto).
 25.01* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Trustee for the Junior
        Subordinated Indenture.

 25.02* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Property Trustee for the
        Amended and Restated Trust Agreement of MCI Capital I.
 25.03* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the
        Guarantee for MCI Capital I.
 25.04* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Property Trustee for the
        Amended and Restated Trust Agreement of MCI Capital II.
 25.05* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the
        Guarantee for MCI Capital II.
 25.06* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Property Trustee for the
        Amended and Restated Trust Agreement of MCI Capital III.
 25.07* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the
        Guarantee for MCI Capital III.
 25.08* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Property Trustee for the
        Amended and Restated Trust Agreement of MCI Capital IV.
 25.09* Statement of Eligibility and Qualification under the Trust Indenture
        Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the
        Guarantee for MCI Capital IV.

--------

* Previously filed.

ITEM 17. UNDERTAKINGS

  The undersigned Registrants hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

  (i)To include any prospectus required by Section 10(a)(3) of the Securities
   Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

  (2) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MCI
COMMUNICATIONS CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON AND DISTRICT OF COLUMBIA ON MAY 20, 1996.

                                          MCI Communications Corporation

                                          By:     /s/ Bert C. Roberts, Jr.
                                             ----------------------------------
                                               BERT C. ROBERTS, JR. CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING OFFICERS AND DIRECTORS OF MCI COMMUNICATIONS CORPORATION ON MAY 20, 1996 IN THE CAPACITIES INDICATED BELOW.

              SIGNATURE                                TITLE
              ---------                                -----
      /s/ Bert C. Roberts, Jr.         Principal Executive Officer,
-------------------------------------   Director
        BERT C. ROBERTS, JR.

        /s/ Douglas L. Maine           Principal Financial
-------------------------------------   Officer
          DOUGLAS L. MAINE

       /s/ James M. Schneider          Principal Accounting Officer
-------------------------------------
         JAMES M. SCHNEIDER

   /s/ Clifford L. Alexander, Jr.      Director
-------------------------------------
     CLIFFORD L. ALEXANDER, JR.

         /s/ Judith C. Areen           Director
-------------------------------------
           JUDITH C. AREEN

        /s/ Michael H. Bader           Director
-------------------------------------
          MICHAEL H. BADER

      /s/ Sir Peter L. Bonfield        Director
-------------------------------------
        SIR PETER L. BONFIELD

              SIGNATURE                                 TITLE
              ---------                                 -----

        /s/ Richard M. Jones            Director
-------------------------------------
          RICHARD M. JONES

        /s/ Gordon S. Macklin           Director
-------------------------------------
          GORDON S. MACKLIN

        /s/ Alfred T. Mockett           Director
-------------------------------------
          ALFRED T. MOCKETT

        /s/ K. Rupert Murdoch           Director
-------------------------------------
          K. RUPERT MURDOCH

                                        Director
-------------------------------------
          DR. ALAN W. RUDGE

       /s/ Richard B. Sayford           Director
-------------------------------------
         RICHARD B. SAYFORD

        /s/ Gerald H. Taylor            Director
-------------------------------------
          GERALD H. TAYLOR

        /s/ Judith Whittaker            Director
-------------------------------------
          JUDITH WHITTAKER

       /s/ John R. Worthington          Director
-------------------------------------
         JOHN R. WORTHINGTON

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MCI CAPITAL I, MCI CAPITAL II, MCI CAPITAL III AND MCI CAPITAL IV CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THAT THEY MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON AND DISTRICT OF COLUMBIA ON MAY 20, 1996.

                                             MCI Capital I
                                             (Registrant)

                                          By: MCI Communications Corporation,
                                              as Depositor

                                          By:/s/ Jonelle St. John
                                             ----------------------------------
                                            Jonelle St. John
                                            Vice President and Treasurer

                                             MCI Capital II
                                             (Registrant)

                                          By: MCI Communications Corporation,
                                              as Depositor

                                          By:/s/ Jonelle St. John
                                             ----------------------------------
                                            Jonelle St. John
                                            Vice President and Treasurer

                                             MCI Capital III
                                             (Registrant)

                                          By: MCI Communications Corporation,
                                              as Depositor

                                          By:/s/ Jonelle St. John
                                             ----------------------------------
                                            Jonelle St. John
                                            Vice President and Treasurer

                                             MCI Capital IV
                                             (Registrant)

                                          By: MCI Communications Corporation,
                                              as Depositor

                                          By:/s/ Jonelle St. John
                                             ----------------------------------
                                            Jonelle St. John
                                            Vice President and Treasurer

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
 NUMBER                           DESCRIPTION                            NUMBER
 -------                          -----------                            ------
  1.01   Proposed form of Underwriting Agreement Basic Provisions for
         Preferred Securities.........................................
  3.01   Restated Certificate of Incorporation of MCI (incorporated herein by reference to Exhibit 3(a) to MCI's Annual Report on
         Form 10-K for the fiscal year ended December 31, 1994).......
  3.02   By-Laws of MCI, as amended (incorporated herein by reference to Exhibit 3(ii) to MCI's Registration Statement on Form S-3,
         Registration No. 33-57155)...................................
  4.01   Junior Subordinated Indenture between MCI and Wilmington
         Trust Company, as Debenture Trustee..........................
  4.02*  Certificate of Trust of MCI Capital I........................
  4.03*  Trust Agreement of MCI Capital I.............................
  4.04*  Certificate of Trust of MCI Capital II.......................
  4.05*  Trust Agreement of MCI Capital II............................
  4.06*  Certificate of Trust of MCI Capital III......................
  4.07*  Trust Agreement of MCI Capital III...........................
  4.08*  Certificate of Trust of MCI Capital IV.......................
  4.09*  Trust Agreement of MCI Capital IV............................
  4.10   Form of Amended and Restated Trust Agreement (Agreements for
         MCI Capital I, MCI Capital II, MCI Capital III and MCI
         Capital IV are substantially identical except for names and dates).......................................................
  4.11   Form of Preferred Security Certificate for MCI Capital I, MCI
         Capital II, MCI Capital III and MCI Capital IV (included as
         Exhibit E of Exhibit 4.10 hereto)............................
  4.12   Form of Guarantee Agreement (Agreements in respect of MCI
         Capital I, MCI Capital II, MCI Capital III and MCI Capital IV
         are substantially identical except for names and dates)......
  4.13   Form of Supplemental Indenture between MCI and Wilmington
         Trust Company, as Debenture Trustee (Supplemental Indentures
         for MCI Capital I MCI Capital II MCI Capital III and MCI
         Capital IV are substantially identical except for names and dates).......................................................
  5.01   Opinion of Kramar, Levin, Naftalis & Frankel, relating to the legality of the Junior Subordinated Debentures and the
         Guarantees...................................................
  5.02   Opinion of Richards, Layton & Finger, special Delaware
         counsel, relating to the legality of the Preferred Securities of MCI Capital I, MCI Capital II, MCI Capital III and MCI
         Capital IV...................................................
  8.01   Opinion of Kramer, Levin, Naftalis & Frankel, as to certain
         United States federal income tax matters.....................
 12.01   Statement Re: Computation of Ratio of Earnings to Fixed
         Charges (Incorporated by reference to Exhibit 12 to MCI's
         Quarterly Report on Form 10-Q for the quarter ended March 31,
         1996)........................................................
 23.01   Consent of Price Waterhouse LLP..............................
 23.02   Consent of Kramer, Levin, Naftalis & Frankel (included in
         Exhibit 5.01 hereto).........................................
 23.03   Consent of Richards, Layton & Finger, special Delaware
         counsel (included in Exhibit 5.02 hereto)....................
 23.04   Consent of Kramer, Levin, Naftalis & Frankel (included in
         Exhibit 8.01 hereto).........................................
 25.01*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as Trustee
         for the Junior Subordinated Indenture........................
 25.02*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Property Trustee for the Amended and Restated Trust Agreement
         of MCI Capital I.............................................
 25.03*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Guarantee Trustee for the Guarantee for MCI Capital I........

 EXHIBIT                                                                  PAGE
 NUMBER                           DESCRIPTION                            NUMBER
 -------                          -----------                            ------
 25.04*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Property Trustee for the Amended and Restated Trust Agreement
         of MCI Capital II............................................
 25.05*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Guarantee Trustee for the Guarantee for MCI Capital II.......
 25.06*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Property Trustee for the Amended and Restated Trust Agreement
         of MCI Capital III...........................................
 25.07*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Guarantee Trustee for the Guarantee for MCI Capital III......
 25.08*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Property Trustee for the Amended and Restated Trust Agreement
         of MCI Capital IV............................................
 25.09*  Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Wilmington Trust Company, as
         Guarantee Trustee for the Guarantee for MCI Capital IV.......

--------

* Previously filed.